Exhibit 10.1




                      AMENDED AND RESTATED CREDIT AGREEMENT


                 ===============================================


                           PETCO ANIMAL SUPPLIES, INC.

                                    BORROWER

                             THE BANKS NAMED HEREIN

                                     LENDERS

                                       AND

                         UNION BANK OF CALIFORNIA, N.A.

                       Administrative Agent, Arranger and
                                Syndication Agent

                 ===============================================


                           Dated as of July 15, 1999





                                TABLE OF CONTENTS


SCHEDULE 1 - LENDERS AND APPLICABLE LENDING OFFICES
SCHEDULE 2 - SUBSIDIARIES
SCHEDULE 3 - DEBT
SCHEDULE 4 - EXISTING  LOANS,  ADVANCES  AND  GUARANTIES
SCHEDULE 5 - CERTAIN EXISTING INVESTMENTS IN PETCETERA L.P.
SCHEDULE 6 - CERTAIN LIENS
SCHEDULE 7 - LITIGATION

EXHIBIT A-1 - FORM OF REVOLVING  NOTE
EXHIBIT A-2 - FORM OF FACILITY A TERM NOTE
EXHIBIT A-3 - FORM OF FACILITY B TERM NOTE
EXHIBIT B -  COMPLIANCE  CERTIFICATE
EXHIBIT C - ASSIGNMENT  AGREEMENT
EXHIBIT D - LEVERAGE RATIO LEVEL  CERTIFICATE
EXHIBIT E - FORMS OF LETTER  OF  CREDIT  REQUESTS
EXHIBIT F - FORM OF NOTICE OF BORROWING
EXHIBIT G - FORM OF NOTICE OF BORROWING (CONVERSIONS)
EXHIBIT H - FORM OF NOTICE OF BORROWING (CONTINUATIONS)
EXHIBIT I - FORM OF JOINING LENDER AGREEMENT





                      AMENDED AND RESTATED CREDIT AGREEMENT

         This Agreement, dated as of July 15, 1999, is among PETCO ANIMAL SUPPLIES, INC., a Delaware corporation (the "Borrower"), the financial institutions party hereto (together with their respective successors and permitted assigns, the "Lenders") and UNION BANK OF CALIFORNIA, N.A. ("UBOC"), as Agent for the Lenders. The parties hereto agree as follows:

                                    RECITALS
                                    --------

         WHEREAS, UBOC, certain lenders and the Borrower are parties to that Credit Agreement dated as of January 30, 1998, as amended (the "Prior Loan Agreement"); and

         WHEREAS, the Lenders have agreed, on the terms and conditions herein set forth, to extend term and revolving credit to the Borrower for the purposes set forth below, including for the purpose of refinancing amounts outstanding under the Prior Loan Agreement;

         WHEREAS, the Lenders have agreed, on the terms and conditions herein set forth, to issue letters of credit for the Borrower's account as a revolving commitment subfacility for the purposes of supporting purchases of inventory by the Borrower and of providing support for lease and insurance obligations of the Borrower;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto hereby agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS
                                   -----------

         As used in this Agreement:

         "Acquisition" means any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which the Borrower or any of its Subsidiaries (i) acquires any going business in the pet food and supply business or related fields or all or substantially all of the assets of any firm, corporation or division thereof in the pet food and supply business or related fields, whether through purchase of assets, merger or otherwise or (ii) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation in the pet food and supply business or related fields which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage or voting power) of the outstanding partnership interests of a partnership (or limited liability company interests in a limited liability company) in the pet food and supply business or related fields.

         "Acquisition Documents" means the purchase agreement, together with all schedules and exhibits referenced therein and the legal opinions delivered in connection therewith in connection with any Acquisition.

         "Advance" means a borrowing, or a continuation or conversion of a borrowing pursuant to Section 2.7 hereof, consisting of Loans of the same Type and, in the case of a LIBOR Loan, for the same Interest Period.

         "Affiliate" of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise. A Person having 10% or more of the voting capital stock of another Person shall be deemed to have control of such Person.

         "Agent" means UBOC in its capacity as administrative agent for the Lenders pursuant to Article 10, and not in its individual capacity as a Lender, and any successor Agent appointed pursuant to Article 10.

         "Aggregate Available Commitment" means the aggregate of the Available Commitments of all the Lenders.

         "Aggregate Commitment" means the aggregate of the Facility A Term Commitments, Facility B Term Commitments and Revolving Commitments of all the Lenders.

         "Aggregate Revolving Commitment" means the aggregate of the Revolving Commitments of all the Lenders.

         "Agreement" means this Amended and Restated Credit Agreement, as it may be amended or modified and in effect from time to time.

         "Agreement Accounting Principles" means generally accepted accounting principles as in effect from time to time, applied in a manner consistent with that used in preparing the financial statements referred to in Section 5.6 (except for changes concurred on by the Borrower's independent public accountants and the Required Lenders).

         "Applicable Lending Office" means for any Lender, its offices for LIBOR Loans and Base Rate Loans, specified in Schedule 1 or in the Assignment and Acceptance or Joining Lender Agreement pursuant to which it became a party hereto, as the case may be, any of which offices may, upon 10 days' prior written notice to the Agent and the Borrower, be changed by such Lender.

         "Applicable Margin" means the Revolving/Term A Applicable Margin or the Term B Applicable Margin, as appropriate.

         "Approved Fund" means, with respect to any Lender that is an investment fund that invests in commercial loans, any other investment fund that invests in commercial loans and is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor or such Lender.

         "Article" means an article of this Agreement unless another document is specifically referenced.

         "Assignment and Acceptance" means an Assignment and Acceptance in the form of Exhibit C hereto.

         "Authorized Officer" means any of the chief executive officer, chief financial officer, any senior vice president (specifically authorized by the Borrower) or the treasury manager of the Borrower, acting singly.

         "Available Commitment" means, with respect to each Lender having a Revolving Commitment, the amount by which (i) the Revolving Commitment of each Lender on such date exceeds (ii) the sum of (a) the aggregate principal sum of such Lender's Revolving Loans outstanding, (b) such Lender's Revolving Commitment Percentage of the aggregate Letter of Credit Amount of all Letters of Credit outstanding and (c) such Lender's Revolving Commitment Percentage of the aggregate amount of unreimbursed drawings under all Letters of Credit on such date.

         "Base Rate" means, for any day, a rate per annum equal to (i) the Corporate Base Rate for such day plus (ii) the Revolving/Term A Applicable Margin or the Term B Applicable Margin (as appropriate), in each case changing when and as the Corporate Base Rate changes.

         "Base Rate Loan" means a Loan when it bears interest at the Base Rate.

         "Borrower" means Petco Animal Supplies, Inc., a Delaware corporation, and its successors and assigns.

         "Borrowing Date" means a date on which a Revolving Loan is made hereunder.

         "Business Day" means any day (i) other than a Saturday, Sunday or other day on which commercial banks are authorized or required by law to close in Los Angeles, California and (ii) if the applicable Business Day relates to a LIBOR Loan, on which dealings are carried on in the London interbank market.

         "Capital Expenditures" means, for any period, for any person or entity, the aggregate of all expenditures which are made during such period (whether paid in cash or accrued as liabilities), by such person or entity, for property, plant or equipment and which would be reflected as additions to property, plant or equipment on a balance sheet of such person or entity prepared in accordance with Agreement Accounting Principles (including, without limitation, all such property held under Capitalized Leases).

         "Capitalized Lease" of a Person means any lease of Property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

         "Capitalized Rent Expense Ratio" means for the Borrower and its Subsidiaries on a consolidated basis, determined as of the end of each fiscal quarter for the period of four fiscal quarters then ended, the ratio of (i) the sum of Funded Debt plus eight times the Rent Expense for such period to (ii) the sum of Funded Debt plus eight times the Rent Expense for such period plus the stockholders' equity of the Borrower and its Subsidiaries at such time.

         "Closing Date" means the date on which all the conditions precedent set forth in Section 4.1 shall have been satisfied.

         "Code" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

         "Collateral means all of the property (tangible or intangible) purported to be subject to the lien or security interest purported to be created by any mortgage, deed of trust, security agreement, pledge agreement, assignment or other security document heretofore or hereafter executed by the Borrower as security for all or part of the Obligations.

         "Collateral Documents": the Security Agreement, all Form UCC-1 Financing Statements and amendments thereto and any other document encumbering the Collateral or evidencing or perfecting a security interest therein for the benefit of the Lenders executed by the Borrower.

         "Commitment" means, for each Lender, its Revolving Commitment, its Facility A Term Commitment and its Facility B Term Commitment, as applicable.

         "Compliance Certificate" has the meaning set forth in Section 6.1(v).

         "Consideration" means, with respect to any Acquisition, the aggregate consideration, in whatever form (including, without limitation, cash payments, the principal amount of promissory notes and Debt assumed, the aggregate amounts payable to acquire, extend and exercise any option, the aggregate amount payable under non-compete agreements and management agreements and the fair market value of other property delivered) paid, delivered or assumed by the Borrower and its Subsidiaries for such Acquisition and the expenses associated therewith, including all brokerage commissions, legal fees and similar expenses. Notwithstanding anything herein to the contrary, no Acquisition involving the assumption of Debt by the Borrower or its Subsidiaries shall be permitted if such assumption would violate the terms of this Agreement.

         "Consolidated Fixed Charges" means, for the Borrower and its Subsidiaries, on a consolidated basis, for any period of four consecutive fiscal quarters, the sum (without duplication) of (i) Interest Expense for such period,
(ii) cash dividends and distributions paid with respect to the capital stock of the Borrower or its Subsidiaries during such period (other than dividends and distributions paid by its Subsidiaries to the Borrower), (iii) the aggregate principal amount of all scheduled payments of Debt (including the principal portion of rentals under Capitalized Leases) required to be made during such period, (iv) all income taxes required to be paid during such period and (v) Rent Expenses during such period.

         "Consolidated Net Worth" means with respect to the Borrower and its Subsidiaries, the excess of total assets over total liabilities, all to be determined on a consolidated basis in accordance with Agreement Accounting Principles.

         "Control" means the power to direct or cause the direction of the management or policies of a person, whether through rights of ownership under voting securities, under contract or otherwise, and "Controlling" and "Controlled" shall have meanings correlative thereto.

         "Controlled Group" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code.

         "Conversion/Continuation Notice" is the notice referred to in Section 2.7.

         "Corporate Base Rate" means a fluctuating interest rate per annum, as in effect from time to time, at all times equal to the higher of the following:
(i) the sum of the Federal Funds Effective Rate in effect from time to time plus 0.50% per annum; and (ii) the annual rate of interest announced from time to time by UBOC as its corporate reference rate (which is a rate set by UBOC based upon various factors, including, without limitation, general market conditions, which is used as a reference point for pricing certain loans and UBOC may price its loans at, above or below such rate).

         "Debt" of any Person means (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services, (ii) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (iii) all indebtedness created or arising under any conditional-sale or other title-retention agreement with respect to property acquired by such Person, (iv) all obligations of such Person as lessee under leases that have been or should be, in accordance with Agreement Accounting Principles, recorded as Capitalized Leases, (v) all obligations of such Person under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to secure a credit against loss in respect of, indebtedness or obligations of others of the kinds referred to in clause (i), (ii), (iii) or (iv) above and (vi) liabilities in respect of unfunded vested benefits under plans covered by Title IV of ERISA.

         "Default" means any Event of Default and any default, event or condition that would, with the giving of any requisite notice and the passage of any requisite period of time, constitute an Event of Default.

         "Drawing Lender" has the meaning set forth in Section 2.2(iii).

         "EBITDA" means for any period, for the fiscal quarter most recently ended and the immediately preceding three fiscal quarters, Net Income after eliminating extraordinary gains and losses, plus (i) provisions for income taxes, (ii) depreciation and amortization and (iii) Interest Expense.

         "EBITDAR" means for any period, for the fiscal quarter most recently ended and the immediately preceding three fiscal quarters, (i) EBITDA plus (ii) Rent Expenses.

         "E-Commerce Investment" means an investment in a Person the primary business of which is the development, formation, operation and marketing of a business the purpose of which is selling pet food and pet supplies to consumers over the internet; provided that for purposes of this definition, "investment" shall not include investments in the form of services performed, or other in-kind benefits conferred, on such Person by the Borrower or a Subsidiary in connection with such investment.

         "Eligible Institution" means (i) a commercial bank organized under the laws of the United States, or any State thereof, and having total assets in excess of $250,000,000; (ii) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development, or a political subdivision of any such country, and having total assets in excess of $250,000,000, provided that such bank is acting through a branch or agency located in the United States; (iii) an insurance company or other financial institution or an investment fund that is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business and having total assets in excess of $250,000,000; (iv) any Lender;
(v) any  Affiliate  of an existing  Lender or any  Approved  Fund of an existing
Lender; and (vi) any other Person approved by the Agent and, in the absence of any Default, the Borrower.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any rule or regulation issued thereunder.

         "Eurocurrency Liabilities" has the meaning set forth in Regulation D of the Board of Governors of the Federal Reserve System.

         "Event of Default" has the meaning set forth in Article 7.

         "Facility A Reduction Installment" is defined in Section 2.4(iv).

         "Facility A Term Commitment" means, for each Lender having a Facility A Term Commitment, the obligation of such Lender to make a Facility A Term Loan in the amount set forth opposite its name on Schedule 1 hereto or as set forth in any Assignment and Acceptance relating to any assignment that has become effective pursuant to Section 12.3, as such amount may be modified from time to time pursuant to the terms hereof.

         "Facility A Term Lenders" means each Lender having a Facility A Term Commitment or Facility A Term Loans.

         "Facility A Term Loan" is defined in Section 2.4(i).

         "Facility A Term Note" means a promissory note, in substantially the form of Exhibit A-2 hereto, duly executed by the Borrower and payable to the order of each Lender having a Facility A Term Commitment in the amount of such Lender's Facility A Term Commitment.

         "Facility A Termination Date" means July 15, 2004.

         "Facility B Reduction Installment" is defined in Section 2.5(iv).

         "Facility B Term Commitment" means, for each Lender having a Facility B Term Commitment, the obligation of such Lender to make a Facility B Term Loan in the amount set forth opposite its name on Schedule 1 hereto or as set forth in any Assignment and Acceptance relating to any assignment that has become effective pursuant to Section 12.3, as such amount may be modified from time to time pursuant to the terms hereof.

         "Facility B Term Lenders" means each Lender having a Facility B Term Commitment or Facility B Term Loans.

         "Facility B Term Loan" is defined in Section 2.5(i).

         "Facility B Term Note" means a promissory note, in substantially the form of Exhibit A-3 hereto, duly executed by the Borrower and payable to the order of each Lender having a Facility B Term Commitment in the amount of such Lender's Facility B Term Commitment.

         "Facility B Termination Date" means July 15, 2006.

         "Facility   Reduction   Installment"   means  a  Facility  A  Reduction
Installment or a Facility B Reduction Installment, as applicable.

         "Facility Usage Amount" means an amount equal to the sum of (i) the aggregate principal amount of all Revolving Loans outstanding, (ii) the aggregate Letter of Credit Amount of all Letters of Credit outstanding and (iii) the aggregate amount of unreimbursed drawings under all Letters of Credit.

         "Federal Funds Effective Rate" means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10:00 a.m., Los Angeles time, on such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by the Agent in its sole discretion.

         "Foreign Subsidiary" means any Subsidiary other than one which is formed under the laws of the United States or any state thereof.

         "Funded Debt" means the sum of the outstanding principal balance of all Debt of the Borrower and its Subsidiaries described in clauses (i), (ii), (iii) and (iv) of the definition of "Debt" set forth herein.

         "Governmental Person" means, whether domestic or foreign, any national, federal, state or local government, any political subdivision thereof or any governmental, quasi-governmental, judicial, public or regulatory instrumentality, authority, body or entity, including the Federal Deposit Insurance Corporation, the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, any central bank and any comparable authority.

         "Governmental Rule" means any treaty, law, rule, regulation, ordinance, order, code, judgment, decree, directive, interpretation, request, guideline, policy or similar form of decision of any Governmental Person.

         "Guaranties" means, collectively, (i) each Guarantee and Amended and Restated Guarantee dated as of even date herewith executed by a Guarantor and
(ii) each other guarantee executed by a Guarantor pursuant to Section 6.27, in each case in favor of the Agent, for the benefit of the Lenders, and in form and substance satisfactory to the Agent, as it may be amended, modified or restated from time to time.

         "Guarantor Collateral" means all of the property (tangible or intangible) purported to be subject to the lien or security interest purported to be created by any mortgage, deed of trust, security agreement, pledge agreement, assignment or other security document heretofore or hereafter executed by any Guarantor as security for a Guarantee.

         "Guarantor Collateral Documents" means each Guarantor Security Agreement, all Form UCC-1 Financing Statements and amendments thereto and any other document encumbering the Guarantor Collateral or evidencing or perfecting a security interest therein for the benefit of the Lenders executed by any Guarantor.

         "Guarantor Security Agreement" means each security agreement, in form and substance satisfactory to the Agent, made by a Guarantor in favor of the Agent, for the benefit of the Lenders, as it may be amended or modified from time to time in accordance with the terms hereof.

         "Guarantors" means each Subsidiary of the Borrower now or hereafter formed or acquired which has executed and delivered a Guarantee pursuant to
Section 6.27.

         "Hedge Agreement" means any interest rate protection agreement, interest rate future, interest rate option, interest rate swap, interest rate cap or other interest rate hedge or arrangement entered with any Lender or any Affiliate of a Lender under which the Borrower is party or is beneficiary.

         "Interest Expense" means as of any date, for the fiscal quarter most recently ended and the immediately preceding three fiscal quarters, the sum of
(i) the amount of all interest on Funded Debt which was paid, payable and/or accrued for such period (without duplication of previous amounts) and (ii) all commitment, letter of credit or line of credit fees paid, payable and/or accrued for such period (without duplication of previous amounts) to any lender in exchange for such lender's commitment to lend.

         "Interest Period" means, with respect to a LIBOR Loan, a period of one, two, three or six months, commencing on a Business Day selected by the Borrower pursuant to this Agreement. Such Interest Period shall end on (but exclude) the day which corresponds numerically to such date one, two or three or six months thereafter, provided, however, that if there is no such numerically corresponding day in such next, second or third or sixth succeeding month, such Interest Period shall end on the last Business Day of such next, second or third or sixth succeeding month. If an Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next succeeding Business Day, provided, however, that if said next succeeding Business Day falls in a new calendar month, such Interest Period shall end on the immediately preceding Business Day. No Interest Period with respect to Revolving Loans may end after the Revolving Termination Date. No Interest Period with respect to Facility A Term Loans may end after the Facility A Termination Date. No Interest Period with respect to Facility B Term Loans may end after the Facility B Termination Date.

         "Joining Lender" has the meaning set forth in Section 12.4(i).

         "Joining Lender Agreement" means a Joining Lender Agreement in the form of Exhibit I.

         "Lenders" means the lending institutions listed on the signature pages of this Agreement and their respective successors and assigns.

         "Letter of Credit" shall have the meaning set forth in Section 2.1.

         "Letter of Credit Amount" means the stated maximum amount available to be drawn under a particular Letter of Credit, as such amount may be reduced or reinstated from time to time in accordance with the terms of such Letter of Credit.

         "Letter of Credit Request" means a request by the Borrower for the issuance of a Letter of Credit, on the Agent's standard form of standby or commercial letter of credit application and agreement, the current form of which is attached hereto as Exhibit E, and containing terms and conditions satisfactory to the Agent in its sole discretion.

         "Leverage Ratio Level" means the Revolving/Term A Leverage Ratio Level or the Term B Leverage Ratio Level, as applicable.

         "Leverage Ratio Level Certificate" is defined in Section 2.8.

         "LIBOR" means, for any Interest Period for any LIBOR Loan, the interest rate per annum obtained by dividing (a) the average of the respective rates per annum at which deposits in United States dollars are offered to the Agent in London, England in the London interbank market at 11:00 a.m., London time, two Business Days before the first day of such Interest Period in an amount substantially equal to the amount of such Loan and for a period equal to such Interest Period by (b) a percentage equal to 100% minus the LIBOR Reserve Percentage for such Interest Period.

         "LIBOR Loan" means a Loan when it bears interest at the LIBOR Rate.

         "LIBOR Rate" means, with respect to a LIBOR Loan for the relevant Interest Period, the sum of (i) LIBOR applicable to such Interest Period, plus
(ii) the following margin, as appropriate: (x) for Revolving Loans and Facility A Term Loans, the Revolving/Term A Applicable Margin and (y) for Facility B Term Loans, the Term B Applicable Margin. The LIBOR Rate shall be rounded to the next higher multiple of 1/100 of 1% if the rate is not such a multiple.

         "LIBOR Reserve Percentage" means, for any Interest Period for any LIBOR Loan, the reserve percentage applicable two Business Days before the first day of such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System for determining the maximum reserve requirements (including any emergency, supplemental or other marginal reserve requirement) for any Lender with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on such LIBOR Loan is determined) having a term equal to such Interest Period.

         "Lien" means any lien, security interest or other charge or encumbrance of any kind, or any other type of preferential arrangement, including the lien or retained title of a conditional vendor and any easement, right of way or other encumbrance on title to real property.

         "Loan" means, with respect to a Lender, a Facility A Term Loan, a Facility B Term Loan or a Revolving Loan, as applicable.

         "Loan Documents" means this Agreement, any Letter of Credit Requests, the Letters of Credit, the Notes, the Guaranties, the Collateral Documents, the Guarantor Collateral Documents, any Hedge Agreement and any other agreement or document executed by the Borrower or any Guarantor in connection herewith, including but not limited to UCC-1 Financing Statements, as such agreements and documents may be amended, supplemented and otherwise modified from time to time in accordance with the terms hereof.

         "Material Adverse Effect" means a material adverse effect on (i) the business, Property, condition (financial or otherwise) or results of operations of the Borrower and its Subsidiaries taken as a whole, (ii) the ability of the Borrower to perform its obligations under the Loan Documents or (iii) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Agent or the Lenders thereunder.

         "Maximum  Aggregate  Commitment"  means  an  Aggregate  Commitment  of
          ------------------------------
$175,000,000.

         "Multiemployer Plan" means a Plan that is a "multiemployer plan" as defined in Section 3(37) or 4001(i)(3) of the Borrower's ERISA Plan.

         "Net Income" means for the Borrower and its Subsidiaries on a consolidated basis, net income as determined in accordance with Agreement Accounting Principles.

         "Net Proceeds" means, with respect to any asset disposition or issuance of equity or debt securities of the Borrower or any of its Subsidiaries, the net amount equal to the aggregate amount received in cash in connection with such asset disposition or issuance of equity or debt securities minus federal, state and local taxes and other expenses including legal, accounting, brokerage, advertising, underwriting and closing costs incurred and paid in connection with such asset disposition or issuance of equity or debt securities and taxes reasonably estimated to be actually payable as a result of such asset disposition or issuance of equity or debt securities.

         "Notes" means, collectively, the Revolving Notes, the Facility A Term Notes and the Facility B Term Notes.

         "Notice of Assignment" is defined in Section 12.3(ii).

         "Obligations" means all unpaid principal of and accrued and unpaid interest on the Notes, the obligation to reimburse drawings under Letters of Credit (including the contingent obligation to reimburse any drawings under outstanding Letters of Credit), all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of the Borrower or any Guarantor to the Lenders or to any Lender, the Agent or any indemnified party hereunder arising under the Loan Documents.

         "Participants" is defined in Section 12.2(i).

         "Payment Date" means the last day of each January, April, July and October in each calendar year.

         "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

         "Person" means any natural person, corporation, firm, limited liability company, joint venture, partnership, association, enterprise, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.

         "Petcetera L.P." means Canadian Petcetera Limited Partnership, a Canadian limited partnership.

         "Plan" means an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code maintained by or contributed to by the Borrower or any member of the Controlled Group.

         "Prior Loan Agreement" is defined in the first Recital.

         "Property" of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.

         "Purchasers" is defined in Section 12.3(i).

         "Registered Loans" is defined in Section 3.2(b).

         "Registered Notes" is defined in Section 3.2(b).

         "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

         "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System.

         "Rent Expense" means, for the Borrower and its Subsidiaries, on a consolidated basis, for any period of four consecutive fiscal quarters, rent expenses under operating leases of real, personal or mixed property.

         "Reportable Event" means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Single Employer Plan, excluding, however, such events as to which the PBGC by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, provided, however, that a failure to meet the minimum funding standard of Section 412 of the Code and of
Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or Section 412(d) of the Code.

         "Required Lenders" means Lenders in the aggregate having at least 66-2/3% of the Aggregate Commitment (or, if any Commitment has been terminated, with respect to such Commitment, Lenders in the aggregate holding at least 66-2/3% of the aggregate unpaid principal amount of the outstanding Loans made under such Commitment).

         "Required Facility A Term Lenders" means Facility A Term Lenders in the aggregate having at least 66-2/3% of the aggregate Facility A Term Commitments (or, if any such Commitment has been terminated, with respect to such Commitment, Facility A Term Lenders in the aggregate holding at least 66-2/3% of the aggregate unpaid principal amount of the outstanding Facility A Term Loans made under such Commitment).

         "Required Facility B Term Lenders" means Facility B Term Lenders in the aggregate having at least 66-2/3% of the aggregate Facility B Term Commitments (or, if any such Commitment has been terminated, with respect to such Commitment, Facility B Term Lenders in the aggregate holding at least 66-2/3% of the aggregate unpaid principal amount of the outstanding Facility B Term Loans made under such Commitment).

         "Required Revolving Lenders" means Revolving Lenders in the aggregate having at least 66-2/3% of the aggregate Revolving Commitments (or, if any such Commitment has been terminated, with respect to such Commitment, Revolving Lenders in the aggregate holding at least 66-2/3% of the aggregate unpaid principal amount of the outstanding Revolving Loans made under such Commitment).

         "Revolving Commitment" means, for each Lender having a Revolving Commitment, the obligation of such Lender to make Revolving Loans not exceeding the amount set forth opposite its name on Schedule 1 hereto or as set forth in any Assignment and Acceptance relating to any assignment that has become effective pursuant to Section 12.3, as such amount may be modified from time to time pursuant to the terms hereof.

         "Revolving Commitment Percentage" means, as to each Lender having a Revolving Commitment at any time, the percentage of the Aggregate Revolving Commitment then constituted by such Lender's Revolving Commitment.

         "Revolving Lender" means a Lender having a Revolving Commitment or Revolving Loans outstanding.

         "Revolving Loan" is defined in Section 2.1(i).

         "Revolving Note" means a promissory note, in substantially the form of Exhibit A-1 hereto, duly executed by the Borrower and payable to the order of the Lender having a Revolving Commitment in the aggregate amount of such Lender's Revolving Commitment.

         "Revolving/Term A Applicable Margin" means, with respect to Revolving Loans and Facility A Term Loans, for each LIBOR Loan and for each Base Rate Loan as set forth below:

                  Revolving/Term A                   LIBOR        Base
                  Leverage Ratio Level               Margin    Rate Margin
                  --------------------               ------    -----------

                           5                         2.000%        0.500%
                           4                         1.750%        0.250%
                           3                         1.625%        0.125%
                           2                         1.375%            0%
                           1                         1.000%            0%

         "Revolving/Term A Leverage Ratio Level": if the Total Debt Ratio shall be less than or equal to 0.75:1.00, the Revolving/Term A Leverage Ratio Level shall be 1; if the Total Debt Ratio shall be greater than 0.75:1.00 and less than or equal to 1:00:1.00, the Revolving/Term A Leverage Ratio Level shall be 2; if the Total Debt Ratio shall be greater than 1.00:1.00 and less than or equal to 1.50:1.00, the Revolving/Term A Leverage Ratio Level shall be 3; if the Total Debt Ratio shall be greater than 1.50:1.00 and less than or equal to 2.00:1.00, the Revolving/Term A Leverage Ratio Level shall be 4; and if the Total Debt Ratio shall be greater than 2.00:1.00, the Revolving/Term A Leverage Ratio Level shall be 5.

         "Revolving Termination Date" means July 15, 2004.

         "SEC" means the United States Securities and Exchange Commission.

         "SEC Report" means a Current Report on Form 8-K pursuant to the Securities Exchange Act of 1934.

         "Section" means a numbered section of this Agreement, unless another document is specifically referenced.

         "Security Agreement" means the Security Agreement dated as of even date herewith, in form and substance satisfactory to the Agent, made by the Borrower in favor of the Agent, for the benefit of the Lenders, as it may be amended or modified from time to time in accordance with the terms hereof.

         "Single Employer Plan" means a Plan other than a Multiemployer Plan.

         "Solvent" means when used with respect to any Person, that:

         (i) the present fair salable value of such Person's assets is in excess of the total amount of the probable liability on such Person's liabilities;

         (ii)  such Person is able to pay its debts as they become due; and

         (iii) such Person does not have unreasonably small capital to carry on such Person's business as theretofore operated and all businesses in which such Person is about to engage.

         "Subsidiary" of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or
(ii) any partnership, limited liability company, association, joint venture or similar business organization in which such Person or any Subsidiary of such Person is a general partner or managing member thereof, or holds a similar function therein. Unless otherwise expressly provided, all references herein to a "Subsidiary" shall mean a Subsidiary of the Borrower.

         "Tax Compliance Certificate" is defined in Section 2.16 hereof.

         "Taxes" is defined in Section 3.2.

         "Tax Register" is defined in Section 12.6(b).

         "Term B Applicable Margin": with respect to Facility B Term Loans, for each LIBOR Loan and for each Base Rate Loan as set forth below:

                      Facility B                     LIBOR        Base
                  Leverage Ratio Level               Margin    Rate Margin
                  --------------------               ------    -----------

                           2                         3.250%       1.750%
                           1                         3.000%       1.500%

         "Term B Leverage Ratio Level": if the Total Debt Ratio shall be less than or equal to 1.50:1.00, the Term B Leverage Ratio Level shall be 1; and if the Total Debt Ratio shall be greater than 1.50:1.00, the Term B Leverage Ratio Level shall be 2.

         "Total Debt Ratio" means for the Borrower and its Subsidiaries on a consolidated basis, determined as of the end of each fiscal quarter for the period of four fiscal quarters then ended, the ratio of Funded Debt (including obligations under Capitalized Leases) outstanding at such time to EBITDA.

         "Transferee" is defined in Section 12.5.

         "Type" means, with respect to a Loan, its nature as a Base Rate Loan or a LIBOR Loan.

         "UBOC" means Union Bank of California, N.A. in its individual capacity, and its successors.

         "Unfunded Liabilities" means the amount (if any) by which the present value of all nonforfeitable benefits under all Single Employer Plans exceeds the fair market value of all such Plan assets allocable to such benefits, all determined in accordance with the respective most recent valuations for such Plans.

         "U.S. Person" means a citizen or resident of the United States, a corporation, a partnership or other entity created or organized in or under any laws of the United States or any State thereof, or any estate or trust that is subject to Federal income taxation regardless of the source of its income.

         "Yukon Subsidiary" means 17187 Yukon, a corporation formed under the laws of the Territory of Yukon, Canada, and a Subsidiary of the Borrower.

         The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

                                    ARTICLE 2

                                   THE CREDIT
                                   ----------

         2.1      Revolving Loans.
                  ---------------

         (i) Each Lender having a Revolving Commitment severally agrees, on the terms and conditions set forth in this Agreement, to make loans on a revolving credit basis (each a "Revolving Loan," and, collectively, the "Revolving Loans") to the Borrower from time to time and to participate in standby and/or commercial letters of credit issued for the account of the Borrower pursuant to
Section 2.2 from time to time (each a "Letter of Credit" and, collectively, the "Letters of Credit"), from and including the Closing Date to but excluding the Revolving Termination Date in an amount not to exceed the amount of its Revolving Commitment. The sum of (a) the aggregate principal amount of all Revolving Loans outstanding, (b) the aggregate Letter of Credit Amount of all Letters of Credit outstanding and (c) the aggregate amount of unreimbursed drawings under all Letters of Credit shall not exceed, at any time, the amount of the Aggregate Revolving Commitment. Further, the sum of (A) the aggregate Letter of Credit Amount of all Letters of Credit outstanding and (B) the aggregate amount of unreimbursed drawings under all Letters of Credit shall not exceed $10,000,000 at any time. Within the limit of each Lender's Revolving Commitment, the Borrower may borrow, have Letters of Credit issued and/or renewed for the Borrower's account, prepay Revolving Loans, reborrow and have additional Letters of Credit issued for the Borrower's account.

         (ii) The principal amount of each Lender's Revolving Loan and participation in a Letter of Credit shall be in an amount equal to the product of (a) such Lender's Revolving Commitment Percentage (expressed as a fraction) and (b) the total amount of the Revolving Loan or Revolving Loans or Letters of Credit requested; provided that in no event shall any Lender be obligated to make a Revolving Loan if after giving effect to such Revolving Loan such Lender's Revolving Loans, the Revolving Commitment Percentage of the aggregate Letter of Credit Amount of all Letters of Credit outstanding and the Revolving Commitment Percentage of the aggregate amount of unreimbursed drawings under all Letters of Credit outstanding would exceed its Revolving Commitment or if the amount of such requested Loan is in excess of such Lender's Available Commitment.

         (iii) The Revolving Loans made by each Lender to the Borrower shall be evidenced by a Revolving Note, with appropriate insertions therein as to payee, date and principal amount, payable to the order of such Lender and representing the obligation of the Borrower to pay the aggregate unpaid principal amount of all Revolving Loans made by such Lender to the Borrower, with interest thereon as prescribed in Sections 2.8 and 2.9. Each such Lender is hereby authorized (but not required) to record the date and amount of each payment or prepayment of principal of its Revolving Loans made to the Borrower, each continuation thereof, each conversion of all or a portion thereof to another Type and, in the case of LIBOR Loans, the length of each Interest Period with respect thereto, in the books and records of such Lender, and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded. The failure of any Lender to make any such recordation or notation in the books and records of such Lender (or any error in such recordation or notation) shall not affect the obligations of the Borrower hereunder or under the Revolving Notes. Each Revolving Note shall (a) be dated the Closing Date, (b) provide for the payment of interest in accordance with Sections 2.8 and 2.9 and (c) be stated to be payable on the Revolving Termination Date.

         (iv) The Borrower shall give the Agent irrevocable written notice substantially in the form of Exhibit F attached hereto (which notice must be received by the Agent prior to 10:30 a.m., Los Angeles time, on the proposed Borrowing Date or, if all or any part of the Revolving Loans are requested to be made as LIBOR Loans, three Business Days prior to each proposed Borrowing Date) requesting that the Lenders having a Revolving Commitment make the Revolving Loans on the proposed Borrowing Date and specifying (a) the aggregate amount of Revolving Loans requested to be made (which must be in an aggregate amount equal to at least $1,000,000 or an integral multiple of $500,000), (b) subject to
Section 2.6, whether the Revolving Loans are to be LIBOR Loans, Base Rate Loans or a combination thereof and (c) if the Revolving Loans are to be entirely or partly LIBOR Loans, the respective amounts of each such Type of Revolving Loan and the respective lengths of the Interest Periods therefor. On receipt of such notice, the Agent shall promptly notify each such Lender thereof not later than 11:00 a.m., Los Angeles time, on the date of receipt of such notice. On the proposed Borrowing Date, not later than 1:00 p.m., Los Angeles time, each such Lender shall make available to the Agent at its office specified in Section 13.1 such Lender's Revolving Commitment Percentage of the aggregate borrowing amount (as determined in accordance with Section 2.1(ii)) in immediately available funds. Not later than 1:30 p.m., Los Angeles time, on the date of such Loans and upon fulfillment of the applicable conditions set forth in Section 4, the Agent shall make such Revolving Loans available to the Borrower in immediately available funds. Each notice pursuant to this Section 2.1(iv) shall be irrevocable and binding on the Borrower. The Agent may, in the absence of notification from any Lender having a Revolving Commitment that such Lender has not made its pro rata share available to the Agent, on such date, credit the account of the Borrower on the books of such office of the Agent with the aggregate amount of such Revolving Loans.

         (v) At the Borrower's option and upon at least five Business Days' prior irrevocable written notice to the Agent, with such notice specifying the amount and the date of such reduction, the Borrower may permanently reduce the Aggregate Revolving Commitment in whole at any time or in part from time to time; provided, however, that each partial reduction of the Aggregate Revolving Commitment shall be in an aggregate amount equal to at least $1,000,000 or an integral multiple of $1,000,000. The Agent shall promptly notify each Lender having a Revolving Commitment (by telecopy or by telephone) of such requested Aggregate Revolving Commitment reduction.

         Reductions  of the  Aggregate  Revolving  Commitment  pursuant  to this
Section 2.1(v) shall automatically effect a reduction of the Revolving Commitment of each such Lender to an amount equal to the product of (a) the Aggregate Revolving Commitment of all Lenders, as reduced pursuant to this
Section 2.1(v) and (b) the Revolving Commitment Percentage of such Lender, in each case determined immediately prior to such reduction of the Aggregate Revolving Commitment on such date.

         Upon each reduction of the Aggregate Revolving Commitment, the Borrower shall (a) pay the unused commitment fee, payable pursuant to Section 2.3, accrued on the amount of the Aggregate Revolving Commitment so reduced through the date of such reduction, (b) prepay the amount, if any, by which the sum of
(1) the aggregate unpaid principal amount of the Revolving Loans, (2) the aggregate Letter of Credit Amount of all Letters of Credit outstanding and (3) the aggregate amount of unreimbursed drawings under all Letters of Credit exceeds the amount of the Aggregate Revolving Commitment as so reduced, together with accrued interest on the amount being prepaid to the date of such prepayment (or, with respect to outstanding Letters of Credit, make a cash collateral deposit in an amount equal to such excess to the extent such excess is not corrected by the foregoing prepayment) and (c) compensate such Lenders for their funding costs, if any, in accordance with Section 3.1.

         2.2      Issuance of Letters of Credit.
                  -----------------------------

         (i) The Borrower shall be entitled to request the issuance of standby and/or commercial Letters of Credit from time to time from and including the Closing Date to but excluding the date which is seven Business Days prior to the Revolving Termination Date by giving the Agent (a) a standby Letter of Credit Request at least three Business Days before the requested date of issuance of such standby Letter of Credit and (b) a commercial Letter of Credit Request no later than the requested date of issuance of such commercial Letter of Credit (provided that such Letter of Credit Request is received by the Agent no later than 10:00 a.m., Los Angeles time and any Letter of Credit Request received after such time shall be deemed to have been received on the next Business Day) (which date of issuance shall be a Business Day). All letters of credit outstanding on the Closing Date which were issued under the Prior Loan Agreement shall be deemed to have been issued hereunder on and as of the Closing Date and shall be subject to the terms and conditions hereof. No Letter of Credit shall have an expiration date more than one year from its date of issuance or after the Revolving Termination Date. The aggregate Letter of Credit Amounts under all outstanding Letters of Credit and the aggregate amount of unreimbursed drawings under Letters of Credit shall reduce, dollar for dollar, the Aggregate Available Commitment. The sum of (a) the aggregate Letter of Credit Amount of all Letters of Credit outstanding and (b) the aggregate amount of unreimbursed drawings under all Letters of Credit shall not at any time exceed $10,000,000. In addition, the sum of (i) the aggregate principal amount of all Revolving Loans outstanding, (ii) the aggregate Letter of Credit Amount of all Letters of Credit outstanding and (iii) the aggregate amount of unreimbursed drawings under all Letters of Credit shall not exceed, at any time, the Aggregate Revolving Commitment. Any Letter of Credit Request received by the Agent later than 10:00 a.m., Los Angeles time, shall be deemed to have been received on the next Business Day. Each Letter of Credit Request shall be made in writing, shall be signed by an Authorized Officer, shall be irrevocable and shall be effective upon receipt by the Agent. Provided that a valid Letter of Credit Request has been received by the Agent and upon fulfillment of the other applicable conditions set forth in Section 4.3, the Agent will issue the requested Letter of Credit from its office specified in Section 13.1.

         Commercial Letters of Credit shall be used only for the purpose of supporting purchases of inventory by the Borrower and standby Letters of Credit shall be used solely to provide support for leasing (including Capitalized Leases) and insurance obligations of the Borrower.

         (ii) Immediately upon the issuance of each Letter of Credit, the Agent shall be deemed to have sold and transferred to each Lender, and each Lender shall be deemed to have purchased and received from the Agent, in each case irrevocably and without any further action by any party, an undivided interest and participation in such Letter of Credit, each drawing thereunder and the obligations of the Borrower under this Agreement in respect thereof in an amount equal to the product of (a) such Lender's Revolving Commitment Percentage and
(b) the maximum amount available to be drawn under such Letter of Credit (assuming compliance with all conditions to drawing). The Agent shall advise each Lender having a Revolving Commitment of the issuance of each Letter of Credit, the Letter of Credit Amount of such Letter of Credit, any change in the face amount or expiration date of such Letter of Credit, the cancellation or other termination of such Letter of Credit and any drawing under such Letter of Credit.

    (iii) The payment by the Agent of a draft drawn under any Letter of Credit shall first be made from any cash collateral deposit held by the Agent with respect to such Letter of Credit. After any such cash collateral deposit has been applied, the payment by the Agent of a draft drawn under any Letter of Credit shall constitute for all purposes of this Agreement the making by the Agent in its individual capacity as a Lender hereunder (in such capacity, the "Drawing Lender") of a Revolving Loan bearing interest at the Base Rate in the amount of such payment (but without any requirement of compliance with the conditions set forth in Section 4.3). In the event that any such Loan by the Drawing Lender resulting from a drawing under any Letter of Credit is not repaid by the Borrower by 10:00 a.m., Los Angeles time, on the day of payment of such drawing, the Agent shall promptly notify each other Lender having a Revolving Commitment. Each such Lender shall, on the day of such notification (or if such notification is not given by 11:00 a.m., Los Angeles time, on such day, then on the next succeeding Business Day), make a Revolving Loan bearing interest at the Base Rate, which shall be used to repay the applicable portion of the Revolving Loan of the Drawing Lender with respect to such Letter of Credit drawing, in an amount equal to the amount of such Lender's participation in such drawing for application to repay the Drawing Lender (but without any requirement of compliance with the applicable conditions set forth in Section 4.3) and shall deliver to the Agent for the account of the Drawing Lender, on the day of such notification (or if such notification is not given by 11:00 a.m., Los Angeles time, on such day, then on the next succeeding Business Day) and in immediately available funds, the amount of such Revolving Loans. In the event that any Lender fails to make available to the Agent for the account of the Drawing Lender the amount of such Revolving Loan, the Drawing Lender shall be entitled to recover such amount on demand from such Lender together with interest thereon at the Federal Funds Effective Rate for each day such amount remains outstanding.

         (iv) The obligations of the Borrower with respect to any Letter of Credit, any Letter of Credit Request and any other agreement or instrument relating to any Letter of Credit and any Revolving Loan made under Section 2.2(iii) shall be absolute, unconditional and irrevocable and shall be paid strictly in accordance with the terms of the aforementioned documents under all circumstances, including the following:

                  (a) any lack of validity or enforceability of any Letter of Credit, this Agreement or any other Loan Document;

                  (b) the existence of any claim, setoff, defense or other right that the Borrower may have at any time against any beneficiary or transferee of any Letter of Credit (or any Person for whom any such beneficiary or transferee may be acting), the Agent, any Lender (other than the defense of payment to a Lender in accordance with the terms of this Agreement) or any other Person, whether in connection with this Agreement, any other Loan Document, the transactions contemplated hereby or thereby or any unrelated transaction;

                  (c) any statement or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect, or any statement therein being untrue or inaccurate in any respect whatsoever;

                  (d) payment by the Agent under any Letter of Credit against presentation of a draft or certificate that does not comply on its face with the terms of such Letter of Credit;

                  (e) any exchange, release or nonperfection of any collateral, or any release, amendment or waiver of or consent to departure from any Guarantee, other Loan Document or other guarantee, for any of the Obligations of the Borrower in respect of the Letters of Credit; and

                  (f) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

         (v) The Borrower shall pay to the Agent with respect to each Letter of Credit issued hereunder, the following fees:

                  (a) for each commercial Letter of Credit for the period from and including the day such commercial Letter of Credit is issued to but excluding the day such commercial Letter of Credit expires, the letter of credit fees payable to the Agent for the benefit of the Lenders shall be as set forth on the Agent's published Schedule of Fees: Trade Services; provided that, notwithstanding anything to the contrary in such Schedule, (A) issuance fees shall be equal to the greater of (x) the product of (i) 0.125% and (ii) the Letter of Credit Amount of such Letter of Credit to be issued or (y) $100 (such issuance fee to be payable on the date such Letter of Credit is issued) and (B) negotiation fees shall be equal to the greater of (x) the product of (i) 0.125% and (ii) the Letter of Credit Amount of such Letter of Credit (or portion thereof) to be negotiated or (y) $100 (such negotiation fee to be payable on the date such Letter of Credit (or portion thereof) is negotiated);

                  (b) for each commercial Letter of Credit, a fronting fee to the Agent for its benefit alone equal to (x) $100, if the commercial Letter of Credit Amount is less than $500,000 or (y) 0.125% of the Letter of Credit Amount, if the commercial Letter of Credit Amount is equal to or more than $500,000 (such fee to be payable on the date of issuance);

                  (c) for each standby Letter of Credit, for the period from and including the day such standby Letter of Credit is issued to but excluding the day such standby Letter of Credit expires, a letter of credit fee to the Agent for the benefit of the Lenders equal to the Revolving/Term A Applicable Margin (then in effect for LIBOR Loans), multiplied by the Letter of Credit Amount (such fee to be payable on the date of issuance);

                  (d) for each standby Letter of Credit, a fronting fee to the Agent for its benefit alone equal to 0.15% of the Letter of Credit Amount (such fee to be payable on date of issuance); and

                  (e) from time to time, such additional fees and charges (including cable charges) as are generally associated with letters of credit, in accordance with the Agent's standard internal charge guidelines and the related Letter of Credit Request.

         (vi) The Borrower agrees to the provisions in the Letter of Credit Request forms; provided, however, that the terms of the Loan Documents shall take precedence if there is any inconsistency between the terms of the Loan Documents and the terms of said form.

         (vii) The Borrower assumes all risks of the acts or omissions of any beneficiary or transferee of any Letter of Credit with respect to its use of such Letter of Credit. Neither the Agent nor any Lender nor any of their respective officers or directors shall be liable or responsible for (i) the use that may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith; (ii) the validity, sufficiency or genuineness of documents, or of any endorsement thereof, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; (iii) in the absence of any gross negligence or willful misconduct by the Agent, payment by the Agent against presentation of documents that do not comply with the terms of any Letter of Credit, including failure of any documents to bear any reference or adequate reference to any Letter of Credit; or (iv) any other circumstance whatsoever in making or failing to make payment under any Letter of Credit. In furtherance and not in limitation of the foregoing, the Agent may accept any document that appears on its face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

         2.3 Fees. The Borrower agrees to pay to the Lenders an unused commitment fee to be shared among Lenders on the basis of their respective Revolving Commitment Percentages with respect to the Revolving Commitments for the period from and including the Closing Date to but excluding the Revolving Termination Date, computed at the applicable percentage, as follows, of the daily amount of the Aggregate Available Commitment from time to time in effect:
(a) if the Facility Usage Amount equals or exceeds 50% of the Aggregate Revolving Commitment, 0.25% per annum, (b) if the Facility Usage Amount is less than 50% of the Aggregate Revolving Commitment, but exceeds 25% of the Aggregate Revolving Commitment, 0.375% per annum or (C) if the Facility Usage Amount equals or is less than 25% of the Aggregate Revolving Commitment, 0.50% per annum. Such fee shall be payable quarterly in arrears on each Payment Date and on the Revolving Termination Date, commencing on the first such date to occur after the Closing Date.

         2.4      Facility A Term Loans.
                  ---------------------

                  (i) Subject to the terms and conditions hereof, each Lender having a Facility A Term Commitment severally agrees to make a term loan (a "Facility A Term Loan") to the Borrower on the Closing Date in a principal amount equal to the amount of the Facility A Term Commitment of such Lender. Any Facility A Term Loan repaid or prepaid may not be reborrowed.

                  (ii) The Facility A Term Loan made by each Lender shall be evidenced by a Facility A Term Note, with appropriate insertions therein as to payee, date and principal amount, payable to the order of such Lender and representing the obligation of the Borrower to pay the aggregate unpaid principal amount of the Facility A Term Loan made by such Lender to the Borrower, with interest thereon as prescribed in Sections 2.8 and 2.9. Each such Lender is hereby authorized (but not required) to record the date and amount of each payment or prepayment of principal of its Facility A Term Loan made to the Borrower, each continuation thereof, each conversion of all or a portion thereof to another Type and, in the case of LIBOR Loans, the length of each Interest Period with respect thereto, in the books and records of such Lender, and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded. The failure of any Lender to make any such recordation or notation in the books and records of such Lender (or any error in such recordation or notation) shall not affect the obligations of the Borrower hereunder or under the Facility A Term Notes. Each Facility A Term Note shall
(a) be dated the Closing Date, (b) provide for the payment of interest in accordance with Sections 2.8 and 2.9 and (c) be stated to be payable in installments of principal in accordance with, and subject to the provisions of,
Section 2.4(iv).

                  (iii) The Borrower shall give the Agent irrevocable written notice substantially in the form of Exhibit F hereto (which notice must be received by the Agent prior to 10:00 a.m., Los Angeles time, one Business Day prior to the Closing Date) requesting that the Lenders having a Facility A Term Commitment make the Facility A Term Loans in accordance with their respective Facility A Term Commitments on the Closing Date. Upon receipt of such notice, the Agent shall promptly notify each such Lender thereof not later than 11:00 a.m., Los Angeles time, on the date of receipt of such notice. Not later than 1:00 p.m., Los Angeles time, on the Closing Date each such Lender shall make available to the Agent at its office specified in Section 13.1 the amount of such Lender's aggregate Facility A Term Commitment in immediately available funds. The notice pursuant to this Section shall be irrevocable and binding on the Borrower. The Agent may, in the absence of notification from any Lender having a Facility A Term Commitment that such Lender has not made its pro rata share available to the Agent, on such date, credit the account of the Borrower on the books of such office or the Agent with the aggregate amount of such Facility A Term Loans.

                  (iv) On each reduction date set forth in this Section, the Borrower shall on a pro rata basis repay the principal of the Facility A Term Notes in an aggregate amount equal to the amount set forth below (subject to Sections 2.17 and 2.18) (each such amount a "Facility A Reduction Installment"):

                October 30, 1999, January 29, 2000,
                April 29, 2000 and July 29, 2000             $1,687,500.00

                October 28, 2000,
                February 3, 2001, May 5, 2001
                and August 4, 2001                           $1,687,500.00

                November 3, 2001,
                February 2, 2002, May 4, 2002
                and August 3, 2002                           $2,250,000.00

                November 2, 2002,
                February 1, 2003, May 3, 2003
                and August 2, 2003                           $2,812,500.00

                November 1, 2003
                January 31, 2004 and May 1, 2004             $2,812,500.00

; provided, that the final Facility A Reduction Installment paid shall be in an amount equal to all amounts owed by the Borrower on the Facility A Term Notes.

         All outstanding Facility A Term Loans shall be due and payable, to the extent not previously paid in accordance with the terms hereof, on the Facility A Termination Date.

         2.5      Facility B Term Loans.
                  ---------------------

                  (i) Subject to the terms and conditions hereof, each Lender having a Facility B Term Commitment severally agrees to make a term loan (a "Facility B Term Loan") to the Borrower on the Closing Date in a principal amount equal to the amount of the Facility B Term Commitment of such Lender. Any Facility B Term Loan repaid or prepaid may not be reborrowed.

                  (ii) The Facility B Term Loan made by each Lender shall be evidenced by a Facility B Term Note, with appropriate insertions therein as to payee, date and principal amount, payable to the order of such Lender and representing the obligation of the Borrower to pay the aggregate unpaid principal amount of the Facility B Term Loan made by such Lender to the Borrower, with interest thereon as prescribed in Sections 2.8 and 2.9. Each such Lender is hereby authorized (but not required) to record the date and amount of each payment or prepayment of principal of its Facility B Term Loan made to the Borrower, each continuation thereof, each conversion of all or a portion thereof to another Type and, in the case of LIBOR Loans, the length of each Interest Period with respect thereto, in the books and records of such Lender, and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded. The failure of any Lender to make any such recordation or notation in the books and records of such Lender (or any error in such recordation or notation) shall not affect the obligations of the Borrower hereunder or under the Facility B Term Notes. Each Facility B Term Note shall
(a) be dated the Closing Date, (b) provide for the payment of interest in accordance with Sections 2.8 and 2.9 and (c) be stated to be payable in installments of principal in accordance with, and subject to the provisions of,
Section 2.5(iv).

                  (iii) The Borrower shall give the Agent irrevocable written notice substantially in the form of Exhibit F hereto (which notice must be received by the Agent prior to 10:00 a.m., Los Angeles time, one Business Day prior to the Closing Date) requesting that the Lenders having a Facility B Term Commitment make the Facility B Term Loans in accordance with their respective Facility B Term Commitments on the Closing Date. Upon receipt of such notice, the Agent shall promptly notify each such Lender thereof not later than 11:00 a.m., Los Angeles time, on the date of receipt of such notice. Not later than 1:00 p.m., Los Angeles time, on the Closing Date each such Lender shall make available to the Agent at its office specified in Section 13.1 the amount of such Lender's aggregate Facility B Term Commitment in immediately available funds. The notice pursuant to this Section shall be irrevocable and binding on the Borrower. The Agent may, in the absence of notification from any Lender having a Facility B Term Commitment that such Lender has not made its pro rata share available to the Agent, on such date, credit the account of the Borrower on the books of such office or the Agent with the aggregate amount of such Facility B Term Loans.

                  (iv) On each reduction date set forth in this Section, the Borrower shall on a pro rata basis repay the principal of the Facility B Term Notes in an aggregate amount equal to the amount set forth below (subject to Sections 2.17 and 2.18) (each such amount a "Facility B Reduction Installment"):

                October 30, 1999, January 29, 2000,
                April 29, 2000 and July 29, 2000             $137,500.00

                October 28, 2000,
                February 3, 2001, May 5, 2001
                and August 4, 2001                           $137,500.00

                November 3, 2001,
                February 2, 2002, May 4, 2002
                and August 3, 2002                           $137,500.00

                November 2, 2002,
                February 1, 2003, May 3, 2003
                and August 2, 2003                           $137,500.00

                November 1, 2003,
                January 31, 2004, May 1, 2004
                and July 31, 2004                            $137,500.00

                October 30, 2004,
                January 29, 2005, April 30, 2005
                and July 30, 2005                          $4,812,500.00

                October 29, 2005
                January 28, 2006 and April 29, 2006        $8,250,000.00

; provided, that the final Facility B Reduction Installment paid shall be in an amount equal to all amounts owed by the Borrower on the Facility B Term Notes.

         All outstanding Facility B Term Loans shall be due and payable, to the extent not previously paid in accordance with the terms hereof, on the Facility B Termination Date.

         2.6 Types of Loans. The Loans may from time to time be (i) LIBOR Loans,
             --------------
(ii)  Base Rate  Loans or (iii) a  combination  thereof,  as  determined  by the
Borrower and notified to the Agent in accordance with Section 2.7. Notwithstanding the foregoing, the initial Loans made on the Closing Date shall be made as Base Rate Loans and shall be subject to conversion to LIBOR Loans pursuant to Section 2.7. Each Lender may make or maintain its Loans to the Borrower by or through any Applicable Lending Office. At no time shall more than ten Advances be outstanding.

         2.7 Voluntary Conversion of Advances.  The Borrower may on any Business
             --------------------------------
Day, upon written notice (substantially in the form of Exhibit G attached hereto, in the case of a conversion, and substantially in the form of Exhibit H attached hereto, in the case of a continuation) given to the Agent not later than 12:00 noon, Los Angeles time, on the third Business Day before the date of the proposed conversion and/or continuation and subject to the provisions of
Section 2.6, convert and/or continue any Advance (or portion thereof) into an Advance of another Type or of the same Type; provided, however, that with respect to a conversion from a LIBOR Loan into a Base Rate Loan or a continuation of a LIBOR Loan, any such conversion and/or continuation shall be made on, and only on, the last day of the Interest Period for such Loan. Each such notice of a conversion and/or continuation shall, within the restrictions specified above, specify (i) the Loan to be converted or continued, (ii) the type of Loan into which such Loan is to be converted (if applicable) and (iii) the requested date for such conversion and/or continuation. Upon receipt of any such notice the Agent shall promptly notify each Lender thereof. Any part of outstanding LIBOR Loans and Base Rate Loans may be converted as provided herein, provided (a) no Revolving Loan may be converted into a LIBOR Loan after the date that is one month prior to the Revolving Termination Date, (b) no Facility A Term Loan may be converted into a LIBOR Loan after the date that is one month prior to the Facility A Termination Date, (c) no Facility B Term Loan may be converted into a LIBOR Loan after the date that is one month prior to the Facility B Termination Date and (d) the Borrower shall not have the right to continue or convert to a LIBOR Loan if a Default shall have occurred and be continuing. However, if the Borrower shall fail to give any required notices described above in this Section or if such continuation is not permitted pursuant to the preceding sentence, such Loans shall be automatically converted to Base Rate Loans on the last day of such then-expiring Interest Period.

         2.8 Interest.  A Base Rate Loan shall bear interest on the  outstanding
             --------
principal amount thereof, for each day from and including the date such Loan is made or is converted from a LIBOR Loan into a Base Rate Loan pursuant to Section
2.7 to (but not including) the date it becomes due or is converted into a LIBOR Loan pursuant to Section 2.7 hereof, at a rate per annum equal to the Base Rate for such day. Changes in the rate of interest on any Loan maintained as a Base Rate Loan will take effect simultaneously with each change in the Corporate Base Rate. Each LIBOR Loan shall bear interest from and including the first day of the Interest Period applicable thereto to (but not including) the last day of such Interest Period at the LIBOR Rate determined as applicable to such LIBOR Loan.

         For purposes of determining the Applicable Margin for all Loans, interest rates on the Loans shall be calculated on the basis of the Total Debt Ratio set forth in the most recent certificate of an Authorized Officer of the Borrower delivered pursuant to Section 6.1(v) (a "Leverage Ratio Level Certificate"). For accrued and unpaid interest only (no changes being made for interest payments previously made), changes in interest rates on the Loans attributable to changes in the Applicable Margin caused by changes in the applicable Leverage Ratio Level shall be calculated upon the delivery of a Leverage Ratio Level Certificate and such change shall be effective (y) in the case of a Base Rate Loan, on the day subsequent to the delivery of the Leverage Ratio Level Certificate and (z) in the case of a LIBOR Loan, from the first day of the Interest Period applicable to such LIBOR Loans subsequent to the delivery of the Leverage Ratio Level Certificate. If, for any reason, the Borrower shall fail to deliver a Leverage Ratio Level Certificate when due in accordance with
Section 6.1(v), and such failure shall continue for a period of twenty days, the Revolving/Term A Leverage Ratio Level shall be deemed to be Level 5 and the Term B Leverage Ratio Level shall be deemed to be Level 2, in each case retroactive to the date on which the Borrower should have delivered such Leverage Ratio Level Certificate and shall continue until a Leverage Ratio Level Certificate indicating a different Revolving/Term A Leverage Ratio Level or Term B Leverage Ratio Level (as applicable) is delivered to the Agent. Notwithstanding the foregoing, for the period from the Closing Date until five Business Days after the Agent has received the Borrower's quarterly financial statements and Compliance Certificate for the fiscal period ended October 30, 1999, (i) the Revolving/Term A Applicable Margin shall be that applicable to Revolving/Term A Leverage Ratio Level 5 and (ii) the Term B Applicable Margin shall be that applicable to Term B Leverage Ratio Level 2.

         2.9 Rates  Applicable  After Default.  Notwithstanding  anything to the
             --------------------------------
contrary contained in Section 2.6 or 2.7, during the continuance of an Event of Default no Loan may be made as, converted into or continued as a LIBOR Loan. During the continuance of an Event of Default each Loan shall bear interest at a rate per annum equal to the Base Rate otherwise applicable to the Base Rate Loan plus 3% per annum. All such interest shall be payable on demand of the Agent.

         2.10 Method of Payment. All payments of the Obligations hereunder shall
              -----------------
be made, without setoff, deduction, or counterclaim, in immediately available funds to the Agent at the Agent's address specified pursuant to Article 13, or at any other Applicable Lending Office of the Agent specified in writing by the Agent to the Borrower, by 12:00 noon, Los Angeles time, on the date when due and shall be applied ratably by the Agent among the Lenders. Each payment delivered to the Agent for the account of any Lender shall be delivered promptly by the Agent to such Lender in the same type of funds that the Agent received at its address specified pursuant to Article 13 or at any Applicable Lending Office specified in a notice received by the Agent from such Lender. The Agent is hereby authorized (but not obligated) to charge the account of the Borrower maintained with UBOC for each payment of principal, interest and fees as it becomes due hereunder.

         2.11 Telephonic Notices. The Borrower hereby authorizes the Lenders and
              ------------------
the Agent to convert or continue Loans and effect selections of Types of Loans based on telephonic notices made by any person or persons the Agent or any Lender in good faith believes to be acting on behalf of the Borrower. The Borrower agrees to deliver promptly to the Agent a written confirmation, if such confirmation is requested by the Agent or any Lender, of each telephonic notice signed by an Authorized Officer. If the written confirmation differs in any material respect from the action taken by the Agent and the Lenders, the records of the Agent and the Lenders shall govern absent manifest error.

         2.12 Interest Payment Dates;  Interest and Fee Basis.  Interest accrued
              ----------------------
on each Base Rate Loan shall be payable on each Payment Date, commencing with the first such date to occur after the date hereof, on any date on which a Base Rate Loan is prepaid, whether due to acceleration or otherwise, and at maturity. Interest accrued on that portion of the outstanding principal amount of any Base Rate Loan converted into a LIBOR Loan on a day other than a Payment Date shall be payable on the date of conversion. Interest accrued on each LIBOR Loan shall be payable on the last day of its applicable Interest Period, on any date on which the LIBOR Loan is prepaid, whether by acceleration or otherwise, and at maturity. Interest accrued on each LIBOR Loan having an Interest Period longer than three months shall also be payable on the last day of each three-month interval during such Interest Period.

         Interest on Loans and commitment fees shall be calculated for actual days elapsed on the basis of a 360-day year. Interest shall be payable for the day a Loan is made but not for the day of any payment on the amount paid if payment is received prior to 12:00 noon, Los Angeles time, at the place of payment. Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest; provided, however, that, if such extension would cause any payment of interest on or principal of any LIBOR Loan to be made in the next following calendar month, then such payment shall instead be made on the next preceding Business Day, and such shortened time shall in such case be used in the computation of payment of interest. Each determination by the Lender of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

         2.13 Notification of Loan,  Interest Rates,  Prepayments and Commitment
              ------------------------------------------------------------------
Reductions. Promptly after receipt thereof, the Agent will notify each Lender of
----------
the contents of a borrowing notice, Conversion/Continuation Notice and repayment notice received by it hereunder. The Agent will notify each Lender of the interest rate applicable to each LIBOR Loan promptly upon determination of such interest rate and will give each Lender prompt notice of each change in the Corporate Base Rate.

         Each determination of an interest rate by the Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error.

         2.14 Applicable Lending Offices.  Each Lender may book its Loans at any
              --------------------------
Applicable Lending Office selected by such Lender and may change its Applicable Lending Office from time to time. All terms of this Agreement shall apply to any such Applicable Lending Office and the Notes shall be deemed held by each Lender for the benefit of such Applicable Lending Office. Each Lender may, by written or telex notice to the Agent and the Borrower, designate an Applicable Lending Office through which the Loans will be made by it and for whose account Loan payments are to be made.

         2.15  Non-Receipt  of Funds by the  Agent.  Unless  the  Borrower  or a
               -----------------------------------
Lender, as the case may be, notifies the Agent prior to the date on which it is scheduled to make payment to the Agent of (i) in the case of a Lender, the proceeds of a Loan or (ii) in the case of the Borrower, a payment of principal, interest or fees to the Agent for the account of the Lenders, that it does not intend to make such payment, the Agent may assume that such payment has been made. The Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If such Lender or the Borrower, as the case may be, has not in fact made such payment to the Agent, the recipient of such payment shall, on demand by the Agent, repay to the Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to (a) in the case of payment by a Lender, the Federal Funds Effective Rate for such day or (b) in the case of payment by the Borrower, the interest rate applicable to the relevant Loan.

         2.16  Withholding  Tax Exemption.  At least five Business Days prior to
               --------------------------
the first date on which interest or fees are payable hereunder for the account of any Lender, each Lender that is not incorporated under the laws of the United States of America, or a state thereof, agrees that it will deliver to each of the Borrower and the Agent two duly completed copies of the following, as applicable, in each case certifying that such Lender is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States federal income taxes: (i) United States Internal Revenue Service Form W-9, W-8BEN or W-8ECI (as applicable to it), or (ii) in the case of a Lender that is claiming an exemption from United States withholding tax under
Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", (A) an Internal Revenue Service Form W-8 or successor applicable form and (ii) a certificate of such Lender (a "Tax Compliance Certificate") to the effect that (1) such Lender is not (x) a "bank" for purposes of Section 881(c) of the Code, (y) a 10% shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of the Borrower or any Subsidiary or (z) a controlled foreign corporation related to the Borrower or any Subsidiary (within the meaning of Section 864(d)(4) of the Code) and (2) such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes. Each Lender which so delivers a Form W-9, W-8BEN, W-8ECI or Tax Compliance Certificate further undertakes to deliver to each of the Borrower and the Agent two additional copies of such form (or a successor form), or a new Tax Compliance Certificate, as applicable, on or before the date that such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent forms or certificate so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Borrower or the Agent, in each case certifying that such Lender is entitled to receive payments under this Agreement and the Note without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms or such Certificate inapplicable or which would prevent such Lender from duly completing and delivering any such form or Certificate with respect to it and such Lender advises the Borrower and the Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

         2.17  Optional  Prepayments.  The  Borrower  may on the last day of any
               ---------------------
Interest Period with respect thereto, in the case of LIBOR Loans, or at any time and from time to time, in the case of Base Rate Loans, prepay the Loans, in whole or in part, without premium or penalty, upon at least three Business Days' irrevocable written notice, in the case of LIBOR Loans, and upon at least one Business Day's irrevocable written notice, in the case of Base Rate Loans, from the Borrower to the Agent, specifying the date and amount of prepayment and whether the prepayment is of LIBOR Loans, Base Rate Loans or a combination thereof, and, if a combination thereof, the amount allocable to each. Upon receipt of any such notice from the Borrower, the Agent shall promptly notify each Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable by the Borrower on the date specified therein, together with accrued interest to such date on the amount prepaid. Partial prepayments of Loans shall be in an aggregate principal amount of $1,000,000 or an integral multiple thereof. Partial prepayments of Facility A Term Loans made on a day other than a day specified in Section 2.4(iv) or any payment made on such day in excess of the Facility A Reduction Installment specified therein shall be applied pro rata to each Facility A Reduction Installment remaining as of the date of such prepayment or payment. Partial prepayments of Facility B Term Loans made on a day other than a day specified in Section 2.5(iv) or any payment made on such day in excess of the Facility B Reduction Installment specified therein shall be applied pro rata to each Facility B Reduction Installment remaining as of the date of such prepayment or payment.

         2.18  Mandatory  Prepayments.  On the day of receipt by the Borrower or
               ----------------------
any Subsidiary of any Net Proceeds (a) with respect to an asset disposition where the Net Proceeds from such asset disposition, plus the Net Proceeds from all prior asset dispositions consummated on or after the Closing Date exceeds $5,000,000 in the aggregate or (b) with respect to an issuance of equity or debt securities of the Borrower or any of its Subsidiaries, the Borrower shall prepay the Loans with 75% of Net Proceeds from such issuance of equity and such asset disposition and 100% of the Net Proceeds from such issuance of debt securities as follows: Prepayment shall first be applied to each Facility A Reduction Installment and Facility B Reduction Installment, pro rata based on the aggregate outstanding principal amount of Facility A Term Loans and Facility B Term Loans, (such prepayment to be applied to any Reduction Installment on a pro rata basis) and, when the Facility A Term Loans and the Facility B Term Loans are paid in full, shall be applied to outstanding Revolving Loans. Nothwithstanding the foregoing, the $5,000,000 threshold referred to above with respect to asset dispositions shall not apply during any period in which an Event of Default has occurred and is continuing. Prepayments of Revolving Loans with Net Proceeds from asset dispositions shall also result in a permanent reduction of the Aggregate Revolving Commitment by an amount equal to such prepayment amounts. The Borrower agrees to give the Agent at least seven Business Days' irrevocable written notice of any prepayment under this Section
2.18. Upon receipt of any such notice from the Borrower, the Agent shall promptly notify each Lender thereof. If, within five Business Days' after receipt by the Facility B Term Lenders of such notice, the Agent shall have received written notice from the Required Facility B Term Lenders that such Lenders decline to receive their share of such prepayment, then, notwithstanding any provision herein to the contrary, amounts which would have otherwise been applied to the Facility B Term Loans under this Section 2.18 shall instead be applied to the Facility A Term Loans.

         2.19 Commitment Obligations.  Neither the Agent nor any Lender shall be
              ----------------------
responsible for the obligation or Available Commitment of any other Lender hereunder, nor will the failure of any Lender to comply with the terms of this Agreement relieve any other Lender or the Borrower of its obligations under this Agreement and the Notes. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights which the Borrower may have against any Lender as a result of any default by such Lender hereunder.

         2.20  Commitment Termination.  The Revolving Commitment of each Lender
               ----------------------
and the Aggregate Revolving Commitment shall terminate on the Revolving Termination Date.

         2.21 Required Payments.  The outstanding  Revolving Loans and all other
              -----------------
unpaid Obligations with respect thereto shall be paid in full by the Borrower on the Revolving Termination Date. The outstanding Facility A Term Loans and all other unpaid Obligations with respect thereto shall be paid in full by the Borrower on the Facility A Termination Date. The outstanding Facility B Term Loans and all other unpaid Obligations with respect thereto shall be paid in full by the Borrower on the Facility B Termination Date.

                                    ARTICLE 3

                             CHANGE IN CIRCUMSTANCES

         3.1      Yield Protection.
                  ----------------

         (i) If any repayment of principal of, or conversion of, any LIBOR Loan is made other than on the last day of an Interest Period therefor, as a result of a prepayment, payment or conversion, or an acceleration of the maturity of the Loan pursuant to Section 8, or for any other reason, or if the Borrower shall fail to borrow a LIBOR Loan after requesting one, then the Borrower shall, upon demand by the Agent pay to the Lenders any amounts required to compensate them for any additional losses, costs or expenses that they may reasonably incur as a result of such repayment, conversion or failure to borrow, including any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by a Lender to fund or maintain such LIBOR Loan.

         (ii) If, due to either (a) the introduction of or any change in or in the interpretation of any Governmental Rule or (b) the compliance by the Lenders with any Governmental Rule (whether or not having the force of law), there is any increase in the cost to the Lenders of agreeing to make, making, funding or maintaining any LIBOR Loan, then the Borrower shall from time to time, upon written demand by the Agent, pay to the Agent additional amounts sufficient to compensate the Lenders for such increased cost. A certificate as to the amount of such increased cost, submitted to the Borrower by the Agent, shall be conclusive and binding for all purposes, absent manifest error.

         (iii) Notwithstanding any other provision of this Agreement, if the introduction of or any change in or in the interpretation of any Governmental Rule makes it unlawful, or any Governmental Person asserts that it is unlawful, for any Lender to perform its obligations hereunder to make LIBOR Loans or to continue to fund or maintain LIBOR Loans hereunder, then, on notice thereof and demand therefor by the Agent to the Borrower, (a) the obligation of such Lender to make LIBOR Loans and to convert Base Rate Loans into LIBOR Loans shall terminate and (b) the Borrower shall forthwith prepay in full all LIBOR Loans then outstanding, together with interest accrued thereon, unless the Borrower, within five Business Days of such notice and demand, converts all LIBOR Loans then outstanding into Base Rate Loans in accordance with Section 2.7.

         (iv) If, (A) with respect to any LIBOR Loan, the Agent notifies the Borrower that LIBOR for such Loan will not adequately reflect the cost to one or more Lenders (as determined by such Lender(s) in good faith on the basis of market conditions then in effect) of making, funding or maintaining such Loan or
(B) with respect to any LIBOR Loan requested by the Borrower, the Agent notifies the Borrower that by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining LIBOR, then (a) in the case of (A) above, such Loan will automatically, on the last day of the then existing Interest Period therefor, convert into a Base Rate Loan and (b) in either case, the obligation of the affected Lender (or each Lender, in the case of (B)) to make, or to convert Base Rate Loans into LIBOR Loans shall be suspended until the Agent notifies the Borrower that the circumstances causing such suspension no longer exist.

    (v) If either (a) the introduction of or any change in or in the interpretation of any Governmental Rule regarding capital adequacy or (b) the compliance by the Lenders with any such Governmental Rule (whether or not having the force of law), affects the amount of capital required or expected to be maintained by any Lender or any corporation controlling any Lender, and such Lender (taking into consideration such Lender's or such corporations's policies with respect to capital adequacy) determines that the amount of capital maintained by such Lender or such corporation which is attributable to or based upon the Loans, the Letters of Credit, the Commitments or this Agreement must be increased as a consequence of such introduction or change then the Borrower shall from time to time, upon written demand by the Agent, pay to the Agent additional amounts sufficient to compensate such Lender or such corporation for the increased cost to such Lender or corporation of such increased capital. A certificate as to the amount of such increased cost, submitted to the Borrower by the Agent, shall be conclusive and binding for all purposes, absent manifest error.

         3.2 Taxes. (a) All payments by or on behalf of the Borrower hereunder shall be made without set-off or counterclaim and in such amounts as may be necessary in order that all such payments (after deduction or withholding for or on account of any present or future taxes, levies, imposts, duties or other charges of whatsoever nature imposed by any Governmental Person, other than any tax on or measured by the overall net income of the Agent or a Lender pursuant to the income tax laws of the United States, the jurisdiction where the Agent's or such Lender's principal office is located or any political subdivision thereof (collectively, the "Taxes")) shall not be less than the amounts otherwise specified to be paid hereunder. A certificate as to any additional amounts payable to the Agent or a Lender hereunder submitted to the Borrower by the Agent shall show in reasonable detail the amount payable to the Agent or a Lender and the calculations used to determine in good faith such amount and shall be conclusive absent manifest error. Any amounts payable by the Borrower hereunder with respect to past payments shall be due within ten days following receipt by the Borrower of such certificate from the Agent; and such amounts payable with respect to future payments shall be due concurrently with such future payments. With respect to each deduction or withholding for or on account of any Taxes, the Borrower shall promptly furnish to the Agent such certificates, receipts and other documents as may be required (in the reasonable judgment of the Agent) to establish any tax credit to which a Lender may be entitled. The agreements and obligations of the Borrower under this paragraph shall survive the payment in full of the Loans.

         (b) Notwithstanding any provision in this Agreement to the contrary, any Lender that is not a U.S. Person and is not a "bank" within the meaning of
Section 881(c)(3)(A) of the Code (a "Portfolio Debt Lender") shall request the Borrower (through the Agent), and the Borrower agrees thereupon, to record on the Tax Register any Loans held by such Lender under this Agreement. Loans recorded on the Tax Register ("Registered Loans") may not be evidenced by promissory notes other than Registered Notes as defined below and, upon the registration of any Loan, any promissory note (other than a Registered Note) evidencing the same shall be null and void and shall be returned to the Borrower. The Borrower agrees to execute and deliver to each Lender that is the holder of Registered Loans a Revolving Note, Facility A Term Note or Facility B Term Note, as applicable, in registered form to evidence each such Registered Loan (i.e., containing the optional registered note language as indicated in Exhibits A-1, A-2 and A-3 hereto, as applicable) and registered as provided in
Section 9.6(h) (a "Registered Note"). A Loan once recorded on the Tax Register may not be removed from the Tax Register so long as it remains outstanding and a Registered Note may not be exchanged for a promissory note that is not a Registered Note. Notwithstanding the foregoing, a Lender which is a holder of Registered Loans may transfer such Registered Loans to any Lender permitted by this Agreement (whether or not such Lender is a Portfolio Debt Lender), although the Loans so transferred shall remain Registered Loans and the Notes evidencing such Loans shall remain Registered Notes.

                                    ARTICLE 4

                              CONDITIONS PRECEDENT
                              --------------------

         4.1 Initial Loan or Letter of Credit. The Lenders shall not be required
             --------------------------------
to make their initial Loans or participate in the initial Letter of Credit hereunder, or refinance the loans and letters of credit under the Existing Loan Agreement, unless the Borrower has furnished to the Agent (except as otherwise permitted by Section 4.4):

                (i) this Agreement, the Notes and the Collateral Documents, duly executed by the Borrower;

                (ii) the Guaranties and the Guarantor Collateral Documents, duly executed by each Guarantor;

                (iii) the formation and governance documents of the Borrower and each Guarantor certified by the Secretary of State (or similar governmental official) of the relevant jurisdiction of formation;

                (iv) Resolutions of the Board of Directors (or other governing body, as applicable) of the Borrower and each Guarantor approving the execution, delivery and performance by the Borrower and each Guarantor, of the Loan Documents to which the Borrower and each Guarantor is a party, certified by the Secretary (or other authorized officer, as applicable) of the Borrower and each Guarantor to be true and correct and in full force and effect;

                (v)   an   Incumbency   Certificate of the   Borrower  and  each
Guarantor;

                (vi) evidence that all amounts outstanding under the Prior Loan Agreement have been paid in full or refinanced under this Agreement;

                (vii) all fees and expenses to be paid on the Closing Date;

                (viii)a copy of the limited partnership agreement of Petcetera L.P., certified by an Authorized Officer of the Borrower to be a true and correct copy thereof with no amendments thereto, and to be in full force and effect;

                (ix) evidence that the insurance required by Section 6.6 is in full force and effect, together with appropriate evidence showing the Agent as an additional named insured or loss payee, as appropriate, all in form and substance reasonably satisfactory to the Agent;

                (x) no statute, rule, regulation, order, decree or preliminary or permanent injunction of any court or administrative agency or, to the best knowledge of the Borrower, any such action threatened by any Person, shall be in effect that prohibits the Lenders from consummating the transactions contemplated by this Agreement and the other Loan Documents;

                (xi) the executed legal opinion of Latham & Watkins, counsel to the Borrower and the Guarantors, in form and substance reasonably acceptable to the Agent;

                (xii)good-standing certificates with respect to the Borrower and each Subsidiary, each dated a recent date, of the Secretary of State (or similar governmental official) of each jurisdiction in which such Person is formed;

                (xiii)original certificates representing all outstanding shares of stock of each Subsidiary which is a corporation, together with an undated stock power for each of such certificates, duly executed in blank by an authorized officer of the Borrower;

                (xiv)copies of the Borrower's consolidated audited financial statements for the period ending January 30, 1999, together with any management letter prepared by the accountants and unaudited financial statements for the period ending May 1, 1999;

                (xv) evidence satisfactory to the Agent that there shall have been no material adverse change to the syndication markets for credit facilities similar to this Agreement and there shall not have occurred and be continuing a material disruption of or material adverse change in financial, banking or capital markets which would have an adverse effect on such syndication market, as determined by the Agent in its sole discretion; and

                (xvi) such other documents, instruments and opinions as the Agent or its counsel may have reasonably requested.

         4.2      All Loans.  The Lenders shall not be required to make any Loan
                  ---------
(including the initial Loan) hereunder unless the  Borrower has furnished to the
Agent:

                 (i) a duly completed certificate executed by an Authorized Officer of the Borrower certifying that:

                           (a) there exists no Default or Event of Default;

                           (b) the representations  and warranties  contained in
         Article 5 hereof are true and correct as of the borrowing date except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall be true and correct on and as of such earlier date; and

                           (c) no event has occurred, or condition exists, which could have a Material Adverse Effect.

                (ii) in the case where Loan proceeds are to be used for an Acquisition and such Acquisition will result in the Borrower being required to file an SEC Report, executed copies of each of the Acquisition Documents, certified by an Authorized Officer, together with the other documents required by Section 6.14;

                (iii)in the case  where  Loan  proceeds  are  to be  used for an
Acquisition, evidence satisfactory to the Agent that the Acquisition contemplated by the relevant Acquisition Documents will immediately be consummated upon the funding of the Loan; and

                (iv) such other documents as the Agent or its counsel may have reasonably requested.

         4.3 All Letters of Credit. The Agent shall not be required to issue any
             ---------------------
Letter of Credit and the Lenders shall not be required to participate in any Letter of Credit (including the initial Letter of Credit) hereunder unless the Borrower has furnished to the Agent:

                  (i) a completed Letter of Credit Request with regard to each such Letter of Credit;

                  (ii) all fees to be paid to the Agent in connection with each Letter of Credit shall have been paid; and

                  (iii) such other documents as the Agent, any Lender or its respective counsel may have reasonably requested.

         Any Letter of Credit Request delivered to the Agent shall be deemed a representation and warranty to the Agent and the Lenders that:

                  (i)  there exists no Default or Event of Default;

                  (ii) the representations and warranties contained in Article 5 hereof are true and correct as of the issuance date of each Letter of Credit except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall be true and correct on and as of such earlier date; and

                  (iii) no event has occurred, or condition exists, which could have a Material Adverse Effect.

         4.4  Post-Closing  Conditions.  On or before  the date which is 90 days
              ------------------------
after the Closing  Date,  the  Borrower  agrees to deliver the  following to the
Agent:

         (i) a Guarantee and Guarantor Security Agreement, in form and substance satisfactory to the Agent, duly executed by the Yukon Subsidiary, along with (A) evidence that such agreements have been duly authorized and (B) such other documents, instruments, agreements, filings and other actions as the Agent may request to create a perfected security interest in the property owned by such Subsidiary;

         (ii) original certificates representing 60% of the outstanding shares of stock of the Yukon Subsidiary, along with such other documents, instruments, agreements, filings and other actions as the Agent may request to create a perfected security interest in such stock;

         (iii)  the  executed  legal  opinion  of  local  counsel  to the  Yukon
Subsidiary in form and substance, and from a firm of attorneys, reasonably acceptable to the Agent; and

         (iv)  evidence  acceptable to the Agent that all Liens not permitted by
Section 6.22 shall have been terminated or released, as appropriate, including but not limited to those Liens referred to on Schedule 6 (provided that the Borrower shall not be obligated to obtain the termination or release of any such Lien if (A) the Borrower has been unable to do so on a best effort basis and (B) the Agent has determined in its reasonable discretion that the value of any property subject to all such unreleased or unterminated Liens does not exceed $2,000,000 in the aggregate).

                                    ARTICLE 5

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

         The Borrower represents and warrants to the Lenders that:

         5.1  Authorization.  The  execution,  delivery and  performance  by the
              -------------
Borrower and each Subsidiary of the Loan Documents to which the Borrower or such Subsidiary, as applicable, is a party are within the Borrower's or such Subsidiary's corporate or partnership powers, as applicable, have been duly authorized by all necessary corporate or partnership action and do not contravene any applicable law, rule, regulation or order or any contractual restriction binding on or affecting the Borrower or its Subsidiaries.

         5.2 Governmental Action. No authorization, approval or other action by,
             -------------------
or notice to or filing with, any Governmental Person is required for the due execution, delivery and performance by the Borrower or its Subsidiaries of the Loan Documents to which the Borrower or its Subsidiaries is a party.

         5.3  Enforceability.  Each Loan  Document to which the  Borrower or any
              --------------
Subsidiary is a party is the legal, valid and binding obligation of the Borrower or such Subsidiary, as applicable, enforceable against the Borrower or such Subsidiary, as applicable, in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally.

         5.4 Use of Proceeds. The Borrower will use the proceeds of the Facility
             ---------------
A Term Loans and the Facility B Term Loans solely for the repayment of amounts outstanding under the Prior Loan Agreement and to refinance costs incurred in connection with certain acquisitions and conversions of stores. The Borrower will use the proceeds of the Revolving Loans solely (i) to make permitted Acquisitions, (ii) to make permitted Capital Expenditures, (iii) for working capital purposes and (iv) for general corporate purposes (including but not limited to the investments contemplated by Sections 6.29 and 6.30). The Borrower will use the Letters of Credit solely for the purposes set forth in Section 2.2(i). No action has been taken or is currently planned by the Borrower, or any agent acting on its behalf, which would cause this Agreement or the Notes to violate Regulation U or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Securities and Exchange Act of 1934, in each case as in effect now or as the same may hereafter be in effect. The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock as one of its important activities and none of the proceeds of the Loans or Letters of Credit will be used directly or indirectly for such purpose.

         5.5  Litigation.  Except  as set  forth  on  Schedule  7,  there  is no
              ----------
litigation, tax claim, proceeding, arbitration or dispute pending, or, to the best knowledge of the Borrower, threatened against or affecting the Borrower, any Subsidiary, or the Property of the Borrower or any Subsidiary, an adverse determination in which could have a Material Adverse Effect.

         5.6 Financial Statements.  The consolidated financial statements of the
             --------------------
Borrower dated January 30, 1999, copies of which have been delivered to the Lenders, fairly and accurately reflect the financial condition of the Borrower and its Subsidiaries as of such date, and since such date there has been no Material Adverse Effect.

         5.7 Taxes.  The Borrower and each  Subsidiary has filed all tax returns
             -----
and reports required to be filed and has paid all applicable federal, state and local franchise and income taxes which are due and payable.

         5.8  Subsidiaries.  Schedule 2 hereto  contains an accurate list of (i)
              ------------
all of the presently existing Subsidiaries of the Borrower, setting forth their respective jurisdictions of incorporation or organization and the percentage of their respective capital stock or ownership interests owned by the Borrower or other Subsidiaries, and (ii) all shareholder agreements, management agreements and similar agreements executed in connection therewith. All of the issued and outstanding shares of capital stock of such Subsidiaries have been duly authorized and issued and are fully paid and non-assessable.

         5.9 ERISA.  The Unfunded  Liabilities  do not in the  aggregate  exceed
             -----
$1,000,000. Each Single Employer Plan complies in all material respects with all applicable requirements of law and regulations, except to the extent that the failure to comply therewith does not have a Material Adverse Effect. No Reportable Event has occurred with respect to any Single Employer Plan, except to the extent that such Reportable Event has no Material Adverse Effect. Neither the Borrower nor any Subsidiary (a) is a party to any Multiemployer Plan or (b) has withdrawn from any Multiemployer Plan, except to the extent such actions do not have a Material Adverse Effect.

         5.10  Accuracy  of  Information.  No  information,  exhibit  or  report
               -------------------------
furnished by the Borrower or any of its Subsidiaries to the Agent or to any Lender in connection with the negotiation of, or compliance with, the Loan Documents contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein not misleading in any material respect.

         5.11  Organization  and Existence.  The Borrower and each Subsidiary is
               ---------------------------
duly organized, validly existing and in good standing under the laws of its jurisdiction of formation and it has the corporate or partnership power and authority, as applicable, and the legal right, to own and operate its Properties and to conduct the business in which it is currently engaged and in which it proposes to be engaged after the Closing Date and is duly qualified as a foreign entity and in good standing under the laws of each jurisdiction where its ownership, lease or operation of Property or the conduct of its business requires such qualification except to the extent that the failure to comply thereunder could not, in the aggregate, reasonably be expected to have a Material Adverse Effect and is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

         5.12 Consents.  No consent or authorization of, or filing with or other
              --------
act by or in respect of, any Governmental Authority, or any other Person is required in connection with the Loans hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement, the Notes or the other Loan Documents. The execution, delivery and performance of this Agreement, the Notes and the other Loan Documents, the Loans, the Letters of Credit and the use of the proceeds thereof will not violate any Governmental Rule or contractual obligation of the Borrower or any of its Subsidiaries which could be reasonably expected to have a Material Adverse Effect and will not result in, or require, the creation or imposition of any Lien on any of its or their respective Properties or revenues pursuant to any such Governmental Rule or contractual obligation, except pursuant to the Loan Documents or otherwise as permitted hereunder, which Lien could reasonably be expected to have a Material Adverse Effect.

         5.13 Intellectual  Property.  The Borrower and each of its Subsidiaries
              ----------------------
owns, or is licensed to use, all trademarks, tradenames, patents, copyrights, material permits, licenses or other intangibles necessary for the conduct of its business as currently conducted, except to the extent that the failure to own or license such property could not reasonably be expected to have a Material Adverse Effect.

         5.14     Default.  There exists no Default or Event of Default.
                  -------

         5.15  Nature  of  Business.   Neither  the  Borrower  nor  any  of  its
               --------------------
Subsidiaries is engaged in any material business other than the ownership and operation of pet food and supply retail stores and the manufacture or procurement of pet food and supplies.

         5.16 Ranking of Loans.  This  Agreement and the other Loan Documents to
              ----------------
which the Borrower is a party, when executed, and the Loans, when borrowed are and will be the direct and general obligations of the Borrower. The Borrower's obligations hereunder and thereunder will rank at least pari passu in priority of payment with all other senior Debt, except to the extent otherwise permitted hereunder.

         5.17 Compliance with Laws. The Borrower and each of its Subsidiaries is
              --------------------
in compliance with all Governmental Rules except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

         5.18     Investment  Company  Acts;  Other  Regulations.   Neither  the
                  ----------------------------------------------
Borrower nor any of its Subsidiaries is an "investment company," or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

         5.19  Environmental  Matters.  The Borrower and its Subsidiaries are in
               ----------------------
compliance in all material respects with all applicable environmental laws, and there is no contamination at, under or about any of their respective Properties, or violation of any environmental law with respect to any of their respective Properties or the business conducted at any of their respective Properties which involves a matter or matters which has caused or is reasonably likely to cause a Material Adverse Effect.

         5.20 Title.  Except for assets  which may have been  disposed of in the
              -----
ordinary course of business, the Borrower and each Subsidiary has good and marketable title to all of the property reflected in its financial statements delivered to the Lenders, to all property acquired by the Borrower or any Subsidiary since the date of said financial statements and to all property necessary for the conduct of its business, free and clear of all Liens, encumbrances, security interests and adverse claims except those permitted by
Section 6.22 hereof.

         5.21  Solvency.  Immediately  prior  to  and  upon  execution  of  this
               --------
Agreement and the funding of the Loans and the issuance of any Letters of Credit, the Borrower was, is and will be Solvent.

         5.22 Year 2000.  The  Borrower has  implemented  a plan to address Year
              ---------
2000 problems that might occur in the Borrower's or any Subsidiary's computer hardware, software, operating systems, telecommunications, building systems, and data exchange with its critical vendors and customers. The Borrower has allocated adequate staff and financial resources and will be Year 2000 Compliant for all mission-critical systems of it or its Subsidiaries by the earlier of such date as the Borrower has appointed in its Year 2000 remediation plan, or midnight, Pacific Coast Time, December 31, 1999, except where the failure to be Year 2000 Compliant could not reasonably be expected to have a Material Adverse Effect. "Year 2000 Compliant" means the state and point in time when the Borrower's and each Subsidiary's information processing, financial and business operations, systems and technologies (collectively, "Technologies") will accurately process date/time data (including without limitation calculating, comparing and sequencing) from, into and between the years 1999 and 2000, for its own account and when used in combination with the Technologies of third parties. Upon request, the Borrower will provide to the Agent evidence of the Borrower's and each Subsidiary's compliance with the terms of this Section.

                                    ARTICLE 6

                                    COVENANTS

         During the term of this Agreement, unless the Required Lenders shall otherwise consent in writing:

         6.1      Financial Reporting.  The  Borrower  will maintain, for itself
                  -------------------
and each Subsidiary, a system of accounting established and administered in accordance with Agreement Accounting Principles, and furnish to the Lenders:

               (i)As soon as available and in any event within 45 days after the end of each quarterly fiscal period of each fiscal year of the Borrower (except the last fiscal quarter), consolidated statements of income, retained earnings and cash flow of the Borrower and its consolidated Subsidiaries for such period and for the period from the beginning of the respective fiscal year to the end of such period, and the related consolidated balance sheets of the Borrower and its consolidated Subsidiaries as at the end of such period, setting forth in each case in comparative form the corresponding consolidated figures for the corresponding period in the preceding fiscal year, accompanied by a certificate of an Authorized Officer of the Borrower, which certificate shall state that those consolidated financial statements fairly present the consolidated financial condition and results of operations of the Borrower and its consolidated Subsidiaries, in each case in accordance with Agreement Accounting Principles, consistently applied, as at the end of, and for, such period (subject to normally recurring audit adjustments).

             (ii) As soon as available and in any event within 90 days after the
                  end  of  each  fiscal  year  of  the  Borrower,   consolidated
                  statements of income, retained earnings and cash flow of the Borrower and its consolidated Subsidiaries for such fiscal year and the related consolidated balance sheets of the Borrower and its consolidated Subsidiaries as at the end of such fiscal year, setting forth in each case in comparative form the corresponding consolidated figures for the preceding fiscal year, and accompanied, in the case of those consolidated statements and balance sheet of the Borrower, by a unqualified opinion of independent certified public accountants of recognized national standing, which opinion shall state that those consolidated financial statements fairly present the consolidated financial condition and results of operations of the Borrower and its consolidated Subsidiaries as at the end of, and for, such fiscal year in accordance with Agreement Accounting Principles, consistently applied.

         (iii) Promptly upon the filing thereof, copies of all registration statements and annual, quarterly, monthly or other regular reports or statutory statements which the Borrower or any of its Subsidiaries files with the SEC or any insurance or regulatory agency.

             (iv) As soon as  available,  but in any event no later than 45 days subsequent to the beginning of each fiscal year of the Borrower, based on the best information then currently available, a copy of the plan and forecast (including a projected consolidated balance sheet, income statement, funds flow statement and a budget for Capital Expenditures), prepared on a quarterly format basis, of the Borrower and its Subsidiaries for such fiscal year.

               (v)Together  with the  financial  statements  required in Section
                  6.1(i) and (ii) (commencing with the fiscal period ending July 31, 1999), a compliance certificate in substantially the form of Exhibit B hereto (a "Compliance Certificate") signed by an Authorized Officer showing the calculations necessary to determine compliance with this Agreement and stating that no Default or Event of Default exists, or if any Default or Event of Default exists, stating the nature and status thereof.

             (vi) As soon as possible, but in any event within 45 days after the end of each quarter (except the last fiscal quarter, in which case within 90 days after the end of such quarter), a Leverage Ratio Level Certificate in substantially the form of Exhibit D hereto signed by an Authorized Officer.

           (vii) As soon as possible and in any event within 10 days after the Borrower knows that any Reportable Event has occurred with respect to any Single Employer Plan, a statement, signed by an Authorized Officer, describing said Reportable Event and the action which the Borrower proposes to take with respect thereto.

         (viii) As soon as possible and in any event within 10 days after receipt by the Borrower, a copy of (a) any notice or claim to the effect that the Borrower or any of its Subsidiaries is or may be liable to any Person as a result of the release by the Borrower, any of its Subsidiaries, or any other Person of any toxic or hazardous waste or substance into the environment, and (b) any notice alleging any violation of any federal, state or local environmental, health or safety law or regulation by the Borrower or any of its Subsidiaries, which, in either case, could have a Material Adverse Effect.

             (ix) Promptly upon the furnishing  thereof to the  shareholders  of the Borrower, copies of all financial statements, reports and proxy statements so furnished.

             (x) Such other information (including non-financial information) as the Agent may from time to time reasonably request.

         6.2 Use of Proceeds. The Borrower will use the proceeds of the Facility
             ---------------
A Term Loans and the Facility B Term Loans solely for the repayment of amounts outstanding under the Prior Loan Agreement and to refinance costs incurred in connection with certain acquisitions and conversion of stores, and the proceeds of the Revolving Loans solely (i) to make permitted Acquisitions, (ii) to make permitted Capital Expenditures, (iii) for working capital purposes and (iv) for general corporate purposes (including but not limited to the investments contemplated by Sections 6.29 and 6.30). The Borrower will use the Letters of Credit only for the purposes specified in Section 2.2(i). The Borrower will not, nor will it permit any Subsidiary to, use any of the proceeds of the Loans to purchase or carry any "margin stock" (as defined in Regulation U).

         6.3  Notice  of  Default.  The  Borrower  will,  and  will  cause  each
              -------------------
Subsidiary to, give prompt (but in any case, within 5 Business Days) notice in writing to the Lenders of the occurrence of any Default or Event of Default and of any other development, financial or otherwise, which could have a Material Adverse Effect.

         6.4  Conduct  of  Business.  The  Borrower  will,  and will  cause each
              ---------------------
Subsidiary to, carry on and conduct its business in the pet food and supply business and related fields and to do all things necessary to remain in good standing in its jurisdiction of organization and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted. The Borrower shall not, and shall not permit any of its Subsidiaries to, make any material change in the nature of its business as presently conducted; provided that the foregoing shall not be construed as a limitation on Acquisitions permitted hereunder.

         6.5 Records. The Borrower will, and will cause each Subsidiary to, keep
             -------
adequate records and books of account, in which full and correct entries shall be made in accordance with Agreement Accounting Principles of all financial transactions of the Borrower, its Subsidiaries, their respective assets and their respective business.

         6.6 Insurance.  The Borrower  will, and will cause each  Subsidiary to,
             ---------
maintain insurance on all their Property in such amounts and covering such risks as is consistent with sound business practice, and the Borrower will furnish to any Lender upon request full information as to the insurance carried.

         6.7  Compliance  with  Laws.  The  Borrower  will,  and will cause each
              ----------------------
Subsidiary to, comply in all material respects with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, paying before the same become delinquent, all taxes, assessments and governmental charges imposed upon it or upon its property, except such taxes, assessments and governmental charges as are being contested in good faith by appropriate proceedings and as to which appropriate reserves are maintained.

         6.8  Maintenance of Properties.  The Borrower will, and will cause each
              -------------------------
Subsidiary to, do all things necessary to maintain, preserve, protect and keep its Property in good repair, working order and condition, and make all necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times.

         6.9  Inspection.  At any  reasonable  time and from  time to time  upon
              ----------
reasonable notice, the Borrower will, and will cause each Subsidiary to, permit the Agent, by its respective representatives and agents, to inspect any of the Property, corporate books and financial records of the Borrower and each Subsidiary, to examine and make copies of the books of accounts and other financial records of the Borrower and each Subsidiary, and to discuss the affairs, finances and accounts of the Borrower and each Subsidiary with, and to be advised as to the same by, their respective officers at such reasonable times and intervals as the Lenders may designate.

         6.10     Debt. The Borrower will not, nor will it permit any Subsidiary
                  ----
to, create, incur or suffer to exist any Debt, except:

         (i)   Debt  of  the  Borrower  and  the  Subsidiaries  under  the  Loan
Documents;

         (ii)  Debt in existence on the date hereof, as set forth on Schedule 3;

         (iii) trade Debt incurred to acquire goods, supplies, and services and incurred in the ordinary course of business;

         (iv) Debt of any wholly-owned Subsidiary to the Borrower or another wholly-owned Subsidiary, or Debt of the Borrower to any wholly-owned Subsidiary; and

         (v)   Debt secured by Liens permitted pursuant to Section 6.22.

         6.11 Merger.  The Borrower will not, nor will it permit any  Subsidiary
              ------
to, enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its property, business or assets; provided that the Borrower may merge or consolidate with another Person if (i) the Borrower is the surviving corporation, (ii) the Borrower will at all times be in pro forma compliance with all provisions of this Agreement subsequent to such merger or consolidation as long as any Loans or any Commitment is outstanding and (iii) the Borrower has filed the SEC Report (if required to do so by law).

         6.12 Sale of  Assets.  The  Borrower  will not,  nor will it permit any
              ---------------
Subsidiary to, lease, sell or otherwise dispose of its Property, to any other Person except for (i) sales of inventory in the ordinary course of business and
(ii) leases, sales or other dispositions of its Property that, together with all other Property of the Borrower and its Subsidiaries previously leased, sold or disposed of (other than inventory in the ordinary course of business) as permitted by this Section during the term of this Agreement do not require the Borrower to file an SEC Report; provided that the foregoing shall not be construed as prohibiting a transfer of assets from a Subsidiary to the Borrower or the merger of a Subsidiary into the Borrower.

         6.13 Sale of Accounts.  The  Borrower  will not, nor will it permit any
              ----------------
Subsidiary to, sell or otherwise dispose of any notes receivable or accounts receivable, with or without recourse, except the Borrower or any Subsidiary may assign accounts receivable (previously expensed by the Borrower as bad debts) for collection, with or without recourse.

         6.14  Acquisitions.  The  Borrower  will not,  nor will it  permit  any
               ------------
Subsidiary to, enter into any agreement, contract, binding commitment or other arrangement providing for any Acquisition, or take any action to solicit the tender of securities or proxies in respect thereof in order to effect any Acquisition, unless:

         (i) the Person to be (or whose assets are to be) acquired does not oppose such Acquisition and the line or lines of business of the Person to be acquired are substantially the same as one or more line or lines of business conducted by the Borrower and its Subsidiaries,

    (ii) no Default or Event of Default shall have occurred and be continuing either immediately prior to or immediately after giving effect to such Acquisition,

   (iii) if any Acquisition would require the Borrower to file an SEC Report, the Borrower shall have furnished to the Agent (A) pro forma historical financial statements as of the end of the most recently completed fiscal year of the Borrower and most recent interim fiscal quarter, if applicable, giving effect to such Acquisition and (B) a Compliance Certificate prepared on a historical pro forma basis giving effect to such Acquisition, which certificate shall demonstrate that no Default or Event of Default would exist immediately after giving effect thereto (provided, however, that in each case if such information is not then available for such periods with respect to Borrower, any Subsidiary or the Person being acquired (or from whom assets are being acquired), then such statements may be based instead upon reasonable estimates made by Borrower as to the financial performance of such Persons for such periods) and

    (iv) the Person acquired shall be a Subsidiary, or be merged into the Borrower or a Subsidiary, immediately upon consummation of the Acquisition (or if assets are being acquired, the acquiror shall be the Borrower or a Subsidiary).

         6.15  Affiliates.  The  Borrower  will  not,  and will not  permit  any
               ----------
Subsidiary to, enter into any transaction (including, without limitation, the purchase or sale of any Property or service) with, or make any payment or transfer to, any Affiliate except in the ordinary course of business and pursuant to the reasonable requirements of the Borrower's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than the Borrower or such Subsidiary would obtain in a comparable arms-length transaction; provided that the foregoing shall not be construed as prohibiting a transfer of assets from a Subsidiary to the Borrower or the merger of a Subsidiary into the Borrower.

         6.16     ERISA.  The  Borrower  will  not, and  will  not  permit  any
                  -----
Subsidiary to, become a party to any Multiemployer Plan.

         6.17 Capital  Expenditures.  The Borrower will not, and will not permit
              ---------------------
any Subsidiary to, make or commit to make (by way of the acquisition of securities of a person or entity or otherwise) any Capital Expenditure, except for Capital Expenditures not exceeding $55,000,000 in the aggregate in any fiscal year, and with respect to fiscal year 2000 and each fiscal year thereafter, an additional aggregate amount equal to the amount (if any) by which the actual Capital Expenditures in the immediately preceding fiscal year were less than those permitted hereunder for such fiscal year. Notwithstanding the foregoing, any Capital Expenditure made by a Person which is the subject of an Acquisition by the Borrower, prior to such Acquisition, shall not be included in determining compliance by the Borrower and its Subsidiaries with this Section.

         6.18  Total  Debt  Ratio.  The  Borrower  and  its  Subsidiaries  on  a
               ------------------
consolidated basis shall not permit, as of the end of each fiscal quarter for the four consecutive fiscal quarters then ended, the Total Debt Ratio to be greater than (i) 2.50:1.00 with respect to any such four consecutive fiscal quarters ending prior to February 2, 2002 and (ii) 2.25:1.00 with respect to any such four consecutive fiscal quarters ending on or after February 2, 2002.

         6.19 Payment of Obligations.  The Borrower and each Subsidiary will pay
              ----------------------
and discharge promptly all taxes, assessments and other governmental charges and claims levied or imposed upon it or its Property, or any part thereof, provided, however, that the Borrower and its Subsidiaries shall have the right in good faith to contest any such taxes, assessments, charges or claims and, pending the outcome of such contest, to delay or refuse payment thereof provided that adequately funded reserves are established by it to pay and discharge any such taxes assessments, charges and claims.

         6.20 Consolidated Net Worth. The Borrower and its Subsidiaries shall at
              ----------------------
all times maintain Consolidated Net Worth, determined as of the end of each fiscal quarter, of not less than $160,000,000 plus 50% of cumulative Net Income for the period commencing on May 2, 1999 through the end of such fiscal quarter plus 75% of any Net Proceeds obtained from any public equity offering. (In the event that the Borrower and its Subsidiaries have a consolidated net loss for any fiscal quarter, Net Income for purposes of this Section shall be deemed zero for such fiscal quarter).

         6.21 Restricted  Junior Payments.  The Borrower shall not and shall not
              ---------------------------
permit any Subsidiaries to declare or pay any dividends (other than dividends payable solely in common stock of the Borrower or its Subsidiaries and other than dividends payable by its Subsidiaries to the Borrower) on any shares of any class of capital stock of Borrower or its Subsidiaries or any warrants or options to purchase any such stock, whether now or hereafter outstanding.

         6.22 Encumbrances and Liens. The Borrower will not, and will not permit
              ----------------------
any Subsidiary to, create, assume or suffer to exist any Lien (other than for taxes not delinquent and for taxes being contested in good faith) on Property of any kind, whether real, personal or mixed, now owned or hereafter acquired, or upon the income or profits thereof, except for (i) minor encumbrances and easements on real property which do not materially affect its market value; (ii) future purchase money security interests encumbering only the property purchased; (iii) statutory liens of bankers, carriers, warehousemen, mechanics, materialmen, and other similar Liens imposed by law, which are incurred in the ordinary course of business for sums not more than 30 days delinquent or which are being contested in good faith by appropriate proceedings; (iv) deposits made in the ordinary course of business to secure liability to insurance carriers;
(v) attachment and judgment Liens securing claims less than $1,000,000 in the aggregate (excluding for purposes of said calculation any such Liens for which execution has been stayed, payment is covered in full by insurance, or the Borrower is prosecuting an appeal in good faith by appropriate proceedings); and
(vi) monetary obligations of the Borrower under any leasing or similar arrangement which, in accordance with Agreement Accounting Principles, is classified as a Capitalized Lease. Notwithstanding the foregoing: (i) the Borrower shall not (and shall not permit any Subsidiary to) at any time encumber any real property with a purchase money security interest if (A) immediately after giving effect to such encumbrances, the purchase money Debt secured by said encumbrance will exceed 75% of the fair market value of the Property encumbered by the encumbrance or (B) immediately after giving effect to such encumbrance, the aggregate Debt of the Borrower secured by purchase money security interests in real property will exceed 5% of total assets of the Borrower and its Subsidiaries on a consolidated basis; and (ii) the Borrower shall not at any time encumber its Property with an additional Lien or encumbrance if, immediately after giving effect to such encumbrance, the Borrower would be required to file an SEC Report.

         6.23 Loans,  Advances  and  Guaranties.  Except as permitted by Section
              ---------------------------------
6.29 or 6.30 or set forth on Schedule 4, the Borrower will not, and will not permit any Subsidiary to, except in the ordinary course of business as currently conducted and subject to Section 6.28, make any loans or advances, become a guarantor or surety, pledge its credit or properties in any manner or extend credit; provided that the foregoing shall not be construed as a limitation on guaranties or any Liens permitted hereunder.

         6.24  Investments.  Except as permitted by Section 6.14,  6.29 or 6.30,
               -----------
the Borrower will not, and will not permit any Subsidiary to, purchase the Debt or equity of another Person except for:

     (i) certificates of deposit, time deposits, Eurodollar time deposits, repurchase agreements, reverse repurchase agreements, or bankers' acceptances, having in each case a maturity date of not more than twelve months from the date of acquisition by the Borrower, issued by a Lender or any U.S. commercial bank or any branch or agency of a non-U.S. bank licensed to conduct business in the U.S. having combined capital and surplus or not less than $50,000,000 whose short term securities are rated at least "A" by Standard & Poor's Corporation (or the equivalent rating provided by any of Moody's Investors Service, Inc., Duff & Phelps Credit Rating Co. or Fitch Investors Services, Inc.);

         (ii) interest bearing or discounted obligations of the United States Government, any agency thereof (including without limitation the Federal Home Loan Mortgage Corporation, the Government National Mortgage Association, the Federal National Mortgage Association and the Federal Farm Credit System) or any entities or pools of mortgages or other instruments formed by the United States Government or any such agencies, and in any case only if such obligation has a maturity date not more than twelve months from the date of acquisition by the Borrower;

     (iii) obligations issued by states and local governments or their agencies, instrumentalities, authorities or subdivisions, if such issuer has received a rating of at least "A" by Standard & Poor's Corporation (or the equivalent rating provided by any of Moody's Investors Service, Inc., Duff & Phelps Credit Rating Co. or Fitch Investors Services, Inc.), and in any case only if such obligation has a maturity date of not more than twelve months from the date of acquisition by the Borrower;

     (iv) commercial paper of an issuer rated at least "A" by Standard & Poor's Corporation (or the equivalent rating provided by any of Moody's Investors Service, Inc., Duff & Phelps Credit Rating Co. or Fitch Investors Services, Inc.), and in any case only if such obligation has a maturity date not more than twelve months from the date of acquisition by the Borrower; or

     (v) investments in money market funds including short-term adjustable rate money market funds.

         6.25  Minimum  Fixed  Charge  Coverage  Ratio.  The  Borrower  and  its
               ---------------------------------------
Subsidiaries on a consolidated basis shall at all times maintain a ratio, determined as of the end of each fiscal quarter, for the four consecutive fiscal quarters then ended, of EBITDAR to Consolidated Fixed Charges of not less than 1.25:1.0.

         6.26  Capitalized Rent Expense Ratio. The Borrower and its Subsidiaries
               ------------------------------
on a consolidated basis shall not permit, as of the end of each fiscal quarter for the four consecutive fiscal quarters then ended, the Capitalized Rent Expense Ratio to be greater than 0.85:1:00.

         6.27 Guaranties,  Etc. The Borrower will cause each of its Subsidiaries
              ----------------
hereafter formed or acquired to deliver to the Agent promptly upon the formation or acquisition thereof each of the following: (i) a Guarantee in form and substance satisfactory to the Agent, guaranteeing the Obligations on substantially the same terms as the other Guarantors, (ii) a Guarantor Security Agreement, in form and substance satisfactory to the Agent, granting to the Agent, for the benefit of the Lenders, security interests in the property of such Subsidiary on substantially the same terms as the other Guarantors, (iii) appropriate UCC-1 Financing Statements and Lien searches requested by the Agent indicating the Lenders' first priority Lien on such property, (iv) the stock certificates representing the issued and outstanding shares of stock of such Subsidiaries, together with undated stock powers executed in blank (or, in the case of limited liability company or partnership Subsidiaries, such filings, notices or other actions as the Agent may reasonably request with respect to perfecting a first-priority security interest therein), (v) a favorable written opinion of counsel satisfactory to the Agent as to such matters relating thereto as any Lender through the Agent may reasonably request, in form and substance satisfactory to the Agent, (vi) certified copies of the organizational documents, resolutions and incumbency certificates of such Subsidiaries, in each case in form and substance satisfactory to the Agent and (vii) such other agreements, instruments, approvals or other documents as any Lender through the Agent may reasonably request. Notwithstanding the foregoing, with respect to Foreign Subsidiaries the Borrower shall be required to pledge to the Agent, for the benefit of the Lenders, only such of its equity interests therein as will not cause the Borrower to incur material adverse tax consequences under U.S tax law as a result of such pledge.

         6.28 Lease Obligations. The Borrower shall not and shall not permit any
              -----------------
of its Subsidiaries to, create, incur, guaranty or suffer to exist, any obligations as lessee for the payment of lease expenses for any real or personal property under leases or arrangements to lease (collectively, "Lease Obligations"), other than rental expense with respect to Capitalized Lease obligations and long-term operating leases.

         6.29 Petcetera L.P. Investment. Except as set forth on Schedule 4 or 5,
              -------------------------
the Borrower will not, and will not permit any Subsidiary to, make or commit to make any investment in Petcetera L.P. (whether in the form of equity, advances, loans, extensions of credit, guaranties, the pledging of collateral, capital contributions, purchase of debt or otherwise) except for investments not exceeding $10,000,000 in the aggregate in any fiscal year, and with respect to fiscal year 2000 and each fiscal year thereafter, an additional aggregate amount equal to the amount (if any) by which the actual investment in the immediately preceding fiscal year was less than the investment permitted hereunder for such fiscal year.

         6.30 E-Commerce Investment.  The Borrower will not, and will not permit
              ---------------------
any Subsidiary to, make or commit to make any E-Commerce Investment (whether in the form of equity, loans, extensions of credit, guaranties, capital contributions, purchase of debt or otherwise) except for investments not exceeding (i) $10,000,000 in the aggregate in fiscal year 1999, (ii) $5,000,000 in the aggregate in fiscal year 2000 and, with respect to fiscal year 2000, an additional aggregate amount equal to the amount (if any) by which the actual investment in fiscal year 1999 was less than the investment permitted under clause (i) for such fiscal year and (iii) if the actual investment in fiscal year 2000 was less than the investment permitted under clause (ii) for such fiscal year, an aggregate amount for fiscal year 2001 equal to the difference between such actual investment and such permitted amount.

                                    ARTICLE 7

                                    DEFAULTS
                                    --------

         The occurrence of any one or more of the following events shall constitute an "Event of Default":

         7.1  Payment  Defaults.  The  Borrower  shall  fail to pay when due any
              -----------------
payment of principal of any Loan, or the Borrower shall fail to pay within 3 days of the date when due any reimbursement obligation (with respect to a drawing under a Letter of Credit) or interest or other charge or fee required under the terms of this Agreement or the other Loan Documents.

         7.2 Representations and Warranties. Any representation or warranty made
             ------------------------------
by the Borrower or any Guarantor under any Loan Document shall prove to have been incorrect or misleading in any material respect when made.

         7.3 Other Loan Document  Defaults.  The Borrower or any Guarantor shall
             -----------------------------
fail to perform (a) any obligation set forth in subsections 4.4, 6.1, 6.3, 6.10, 6.11, 6.12, 6.13, 6.14, 6.17, 6.18, 6.21, 6.22, 6.23, 6.24, 6.25, 6.26, 6.28,
6.29 or 6.30 of the Agreement; (b) any obligation set forth in subsections 6.2 or 6.20 of the Agreement and such failure shall continue for 14 days following the occurrence thereof; or (c) any other obligation contained in the Agreement or the other Loan Documents, and such failure shall continue for 30 days after written notice thereof from the Lenders.

         7.4 Bankruptcy. (i) The Borrower or any Guarantor shall fail to pay its
             ----------
Debts generally as they become due or shall file any petition or action for relief under any bankruptcy, insolvency, reorganization, moratorium, creditor composition law, or any other law for the relief of or relating to debtors; (ii) an involuntary petition under any bankruptcy law shall be filed against the Borrower or any Guarantor and shall not be dismissed or discharged within 60 days of filing; or (iii) a custodian, receiver, trustee, assignee for the benefit or creditors, or other similar official, shall be appointed to take possession, custody or control of the properties of the Borrower or any Guarantor and not be dismissed or discharged with 60 days of appointment.

         7.5 Other  Agreements.  The Borrower or any Guarantor shall fail to pay
             -----------------
when due principal or interest payments required under the terms of any bonds, notes, debentures or other agreements evidencing, in the aggregate, at least $10,000,000 of indebtedness (excluding, for purposes of this calculation, payments required under this Agreement or any of the other Loan Documents) and such non-payment shall continue beyond any period of grace provided with respect thereto, or the Borrower or any Guarantor shall default in the observance or performance of any other agreement contained in any such bonds, notes, debentures or other agreements evidencing indebtedness, and the effect of such failure or default is to cause the indebtedness evidenced thereby to become due prior to its stated date of maturity.

         7.6 ERISA. Any  Governmental  Person shall take any action under ERISA,
             -----
with respect to any Plan, that could have a Material Adverse Effect or that the unfunded liabilities exceed $1,000,000.

         7.7  Judgments.  A final  judgment or order for the payment of money in
              ---------
excess of $10,000,000 (exclusive of amounts covered by insurance) shall be rendered against the Borrower or any Guarantor and the same shall remain undischarged for a period of 30 days during which execution shall not be effectively stayed, or any judgment, writ, warrant of attachment, or execution or similar process, shall be issued or levied against a substantial part of the Borrower's or any Guarantor's property and such judgment, writ, warrant of attachment, or execution or similar process, shall not be released, stayed, vacated, bonded or otherwise dismissed within 20 days after its issue or levy.

         7.8 Loan  Documents.  The  Guaranties or any other Loan Document  shall
             ---------------
fail to remain in full force or effect or any action shall be taken by the Borrower or any Guarantor to discontinue or to assert the invalidity or unenforceability of any Guarantee or any other Loan Document, or any Guarantor denies that it has any further liability under any Guarantee or any other Loan Document to which it is a party, or gives notice to such effect.

                                    ARTICLE 8

                      ACCELERATION, WAIVERS AND AMENDMENTS
                      ------------------------------------

         8.1  Acceleration.  If any Event of Default  described  in Section  7.4
              ------------
occurs with respect to the Borrower, the obligations of the Lenders to make Loans and issue and participate in Letters of Credit hereunder shall automatically terminate and the Obligations shall immediately become due and payable without any election or action on the part of the Agent or any Lender. If any other Event of Default occurs, the Required Lenders may terminate or suspend the obligations of the Lenders to make Loans and issue and participate in Letters of Credit hereunder, or declare the Obligations to be due and payable, or both, whereupon the Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which the Borrower hereby expressly waives.

         8.2 Cash  Collateral.  To the  extent  that any  Letters  of Credit are
             ----------------
outstanding at the time of any Event of Default, the Borrower shall deliver to the Agent, for the benefit of the Lenders, a cash collateral deposit in an amount equal to the aggregate Letter of Credit Amount for all Letters of Credit then outstanding.

         8.3 Additional Remedies.  The rights,  powers and remedies given to the
             -------------------
Agent and the Lenders hereunder shall be cumulative and not alternative and shall be in addition to all rights, powers and remedies given to the Agent and the Lenders by law against the Borrower or any other Person, including but not limited to any Lender's right of setoff or banker's lien.

         8.4  Amendments.  Subject  to the  provisions  of this  Article  8, the
              ----------
Required Lenders (or the Agent with the consent in writing of the Required Lenders) and the Borrower may enter into agreements supplemental hereto for the purpose of adding or modifying any provisions to the Loan Documents or changing in any manner the rights of the Lenders or the Borrower hereunder or waiving any Default hereunder; provided, however, that no such supplemental agreement shall, without the consent of each Lender affected thereby:

         (i) Extend the final maturity of any Loan or Note or forgive all or any portion of the principal amount thereof, or reduce the rate or extend the time of payment of interest or fees thereon or waive any payment of interest or fees thereon owed to such Lender.

         (ii) Reduce the percentage specified in the definition of Required Lenders.

    (iii)Increase the amount of the Commitment of any Lender (other than as contemplated by Section 12.4) hereunder or permit the Borrower to assign its rights under this Agreement.

         (iv)     Amend this Section 8.4.

         (v) Release any guarantor of the Obligations or modify any guaranty in any material respect.

         (vi) Release any substantial amount of collateral securing the Obligations;

provided, further, that no such supplemental agreement shall,
--------  -------

         (A) without the consent of the Required Revolving Lenders, modify or waive any provision of Section 2.18 regarding application of prepayments in a manner which would adversely affect any Revolving Lender; or

         (B) without the consent of each Revolving Lender, reduce the percentage specified in the definition of Required Revolving Lenders; or

         (C) without the consent of the Required Facility A Term Lenders, modify or waive any provision of Section 2.18 regarding application of prepayments in a manner which would adversely affect any Facility A Term Lender; or

         (D) without the consent of each Facility A Term Lender, (y) modify or waive any provision of Section 2.4(iv) or (z) reduce the percentage specified in the definition of Required Facility A Term Lenders; or

         (E) without the consent of the Required Facility B Term Lenders, (x) modify or waive any provision of Section 2.18 regarding application of prepayments in a manner which would adversely affect any Facility B Term Lender, (y) modify or waive any provision of Section 2.5(iv) or
         (z) reduce the percentage specified in the definition of Required Facility B Term Lenders.

No amendment of any provision of this Agreement relating to the Agent shall be effective without the written consent of the Agent. The Agent may waive payment of the fees for its own account without obtaining the consent of any other party to this Agreement.

         8.5 Preservation of Rights.  No delay or omission of the Lenders or the
             ----------------------
Agent to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of a Loan notwithstanding the existence of a Default or the inability of the Borrower to satisfy the conditions precedent to such Loan shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Lenders required pursuant to Section 8.4, and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Agent and the Lenders until the Obligations have been paid in full.

                                    ARTICLE 9

                               GENERAL PROVISIONS
                               ------------------

         9.1 Survival of Representations.  All representations and warranties of
             ---------------------------
the Borrower contained in this Agreement shall survive delivery of the Notes and the making of the Loans and issuance of the Letters of Credit herein contemplated.

         9.2      Governmental Regulation.  Anything contained in this Agreement
                  -----------------------
to the contrary notwithstanding, no Lender shall be obligated to extend credit to the Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation.

         9.3      Headings.  Section headings in the Loan  Documents are for and
                  --------
convenience of reference only, shall not govern the interpretation of any of the provisions of the Loan Documents.

         9.4 Entire  Agreement.  The Loan Documents  embody the entire agreement
             -----------------
and understanding among the Borrower, the Agent and the Lenders and supersede all prior agreements and understandings among the Borrower, the Agent and the Lenders relating to the subject matter thereof.

         9.5 Several  Obligations;  Benefits of this  Agreement.  The respective
             --------------------
obligations of the Lenders hereunder are several and not joint and no Lender shall be the partner or agent of any other (except to the extent to which the Agent is authorized to act as such). The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns.

         9.6 Expenses;  Indemnification.  The Borrower shall reimburse the Agent
             --------------------------
for any costs,  internal charges and out-of-pocket  expenses paid or incurred by the Agent in connection with the negotiation and documentation of this Agreement. The Borrower shall also reimburse the Agent and each Lender for any costs, internal charges and out-of-pocket expenses (including reasonable attorneys' fees and time charges of attorneys for the Agent and each Lender) paid or incurred by the Agent or any Lender in connection with the collection and enforcement of the Loan Documents. The Borrower further agrees to indemnify the Agent and each Lender, its directors, officers and employees against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all expenses of litigation or preparation therefor whether or not the Agent or any Lender is a party thereto) which any of them may pay or incur arising out of or relating to this Agreement, the other Loan Documents, the transactions contemplated hereby or the direct or indirect application or proposed application of the proceeds of any Loan or Letter of Credit hereunder, provided that no Person shall have the right to be indemnified hereunder for such Person's own gross negligence or willful misconduct as determined by a court of competent jurisdiction.

         9.7 Numbers of Documents.  All statements,  notices, closing documents,
             --------------------
and requests hereunder shall be furnished to the Agent with sufficient counterparts so that the Agent may furnish one to each of the Lenders.

         9.8  Accounting.  Except  as  provided  to  the  contrary  herein,  all
              ----------
accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with Agreement Accounting Principles; provided that, if the Borrower notifies the Agent that the Borrower wishes to amend any covenant contained in Article 6 to eliminate the effect of any change after the date hereof in Agreement Accounting Principles (which, for purposes of this proviso shall include the generally accepted application or interpretation thereof) on the operation of such covenants (or if the Agent notifies the Borrower that the Required Lenders wish to amend any such covenant for such purpose), then the Borrower's compliance with such covenant shall be determined on the basis of Agreement Accounting Principles in effect immediately before the relevant change in Agreement Accounting Principles became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Borrower and the Required Lenders.

         9.9 Severability of Provisions. Any provision in any Loan Document that
             --------------------------
is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

         9.10 Nonliability of Lenders. The relationship between the Borrower and
              -----------------------
the Lenders and the Agent shall be solely that of borrower and lender. Neither the Agent nor any Lender shall have any fiduciary responsibilities to the Borrower. Neither the Agent nor any Lender undertakes any responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the Borrower's business or operations.

         9.11 CHOICE OF LAW. THE LOAN DOCUMENTS  (OTHER THAN THOSE  CONTAINING A
              -------------
CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF CALIFORNIA, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

         9.12 CONSENT TO JURISDICTION.  THE BORROWER HEREBY IRREVOCABLY  SUBMITS
              -----------------------
TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR CALIFORNIA STATE COURT SITTING IN LOS ANGELES IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS AND THE BORROWER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE AGENT OR ANY LENDER TO BRING PROCEEDINGS AGAINST THE BORROWER IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY THE BORROWER AGAINST THE AGENT OR ANY LENDER OR ANY AFFILIATE OF THE AGENT OR ANY LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN LOS ANGELES, CALIFORNIA.

         9.13  WAIVER OF JURY  TRIAL.  THE  BORROWER,  THE AGENT AND EACH LENDER
               ---------------------
HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

         9.14  Confidentiality.  The Lenders  shall take  normal and  reasonable
               ---------------
precautions to maintain the confidentiality of all non-public information obtained pursuant to the requirements of this Agreement which has been identified as such by the Borrower but may, in any event, make disclosures (i) reasonably required by any bona fide transferee, assignee or participant in connection with the contemplated transfer or assignment of any of the Commitments or Loans or participations therein or participations in Letters of Credit or (ii) as required or requested by any governmental agency or representative thereof or as required pursuant to any legal process or (iii) to its attorneys and accountants or (iv) as required by law or (v) in connection with litigation involving any Lender or (vi) to any direct or indirect contractual counterparty in respect of a Hedge Agreement, or such contractual counterparty's professional advisor (so long as such contractual counterparty or professional advisor to such contractual counterparty agrees to be bound by the provisions of this Section 9.14).

         9.15 Relationship with Prior Loan Agreement.  This Agreement amends and
              --------------------------------------
restates in its entirety the Prior Loan Agreement. This Agreement renews and continues the Prior Loan Agreement without any novation, discharge or satisfaction of the underlying obligations or indebtedness (or any collateral security therefor), all of which obligations, indebtedness and security remain outstanding under this Agreement and the Notes. Notwithstanding anything herein to the contrary, (a) interest and other obligations under the Prior Loan Agreement accrued and payable prior to the date of amendment and restatement hereof but remaining unpaid shall not be discharged and shall be due and payable in accordance with the terms of the Prior Loan Agreement, (b) interest and other obligations under the Prior Loan Agreement accrued and payable on or after the date of amendment and restatement hereof shall be due and payable in accordance with the terms of this Agreement and (c) Letters of Credit outstanding under the Prior Loan Agreement shall be deemed, on and after the Closing Date, to be outstanding under this Agreement.

                                   ARTICLE 10

                                    THE AGENT
                                    ---------


         10.1  Appointment.  UBOC is hereby  appointed Agent hereunder and under
               -----------
each other Loan Document, and each of the Lenders irrevocably authorizes the Agent to act as the agent of such Lender. The Agent agrees to act as such upon the express conditions contained in this Article 10. The Agent shall not have a fiduciary relationship in respect of the Borrower or any Lender by reason of this Agreement.

         10.2 Powers.  The Agent shall have and may  exercise  such powers under
              ------
the Loan Documents as are specifically delegated to the Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Agent shall have no implied duties to the Lenders, or any obligation to the Lenders to take any action thereunder except any action specifically provided by the Loan Documents to be taken by the Agent.

         10.3  General  Immunity.  Neither  the Agent nor any of its  directors,
               -----------------
officers, agents or employees shall be liable to the Borrower or any Lender for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith except for its or their own gross negligence or willful misconduct.

         10.4 No Responsibility for Loans, Recitals,  etc. Neither the Agent nor
              -------------------------------------------
any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (i) any statement, warranty or representation made in connection with any Loan Document or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document, including, without limitation, any agreement by an obligor to furnish information directly to each Lender; (iii) the satisfaction of any condition specified in Article 4 except receipt of items required to be delivered to the Agent; or (iv) the validity, effectiveness or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith. The Agent shall have no duty to disclose to the Lenders information that is not required to be furnished by the Borrower to the Agent at such time, but is voluntarily furnished by the Borrower to the Agent (either in its capacity as Agent or in its individual capacity).

         10.5 Action on Instructions of Lenders. The Agent shall in all cases be
              ---------------------------------
fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the Required Lenders, and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders and on all holders of Notes. The Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

         10.6 Employment of Agents and Counsel. The Agent may execute any of its
              --------------------------------
duties as Agent hereunder and under any other Loan Document by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The Agent shall be entitled to advice of counsel concerning all matters pertaining to the agency hereby created and its duties hereunder and under any other Loan Document.

         10.7  Reliance on  Documents;  Counsel.  The Agent shall be entitled to
               --------------------------------
rely upon any Note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by the Agent, which counsel may be employees of the Agent.

         10.8 Agent's  Reimbursement and  Indemnification.  The Lenders agree to
              -------------------------------------------
reimburse and indemnify the Agent ratably in proportion to their respective Commitments (i) for any expenses incurred by the Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents and (ii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby, or the enforcement of any of the terms thereof or of any such other documents, provided that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Agent. The obligations of the Lenders under this
Section 10.8 shall survive payment of the Obligations and termination of this Agreement.

         10.9 Rights as a Lender. In the event the Agent is a Lender,  the Agent
              ------------------
shall have the same rights and powers hereunder and under any other Loan Document as any Lender and may exercise the same as though it were not the Agent, and the term "Lender" or "Lenders" shall, at any time when the Agent is a Lender, unless the context otherwise indicates, include the Agent in its individual capacity. The Agent may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower or any of its Subsidiaries in which the Borrower or such Subsidiary is not restricted hereby from engaging with any other Person. The Agent shall, as long as it shall be the Agent, retain at least a 20% interest in the Aggregate Commitment (or, with respect to any Commitment which has terminated, in the Loans outstanding thereunder).

         10.10 Lender Credit  Decision.  Each Lender  acknowledges  that it has,
               -----------------------
independently and without reliance upon the Agent or any other Lender and based on the financial statements prepared by the Borrower and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

         10.11  Successor  Agent.  The  Agent  may  resign at any time by giving
                ----------------
written notice thereof to the Lenders and the Borrower, such resignation to be effective upon the appointment of a successor Agent or, if no successor Agent has been appointed, forty-five days after the retiring Agent gives notice of its intention to resign. Upon any such resignation, the Required Lenders shall have the right to appoint, with the consent (which shall not be unreasonably withheld) of the Borrower, if no Default has occurred and is continuing, on behalf of the Borrower and the Lenders, a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders within thirty days after the resigning Agent's giving notice of its intention to resign, then the resigning Agent may appoint, on behalf of the Borrower and the Lenders, a successor Agent. If the Agent has resigned and no successor Agent has been appointed, the Lenders may perform all the duties of the Agent hereunder and the Borrower shall make all payments in respect of the Obligations to the applicable Lender and for all other purposes shall deal directly with the Lenders. No successor Agent shall be deemed to be appointed hereunder until such successor Agent has accepted the appointment. Any such successor Agent shall be a commercial bank having capital and retained earnings of at least $50,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning Agent. Upon the effectiveness of the resignation of the Agent, the resigning Agent shall be discharged from its duties and obligations hereunder and under the Loan
Documents. After the effectiveness of the resignation of an Agent, the provisions of this Article 10 shall continue in effect for the benefit of such Agent in respect of any actions taken or omitted to be taken by it while it was acting as the Agent hereunder and under the other Loan Documents.

                                   ARTICLE 11

                            SETOFF; RATABLE PAYMENTS
                            ------------------------

         11.1 Setoff.  Upon the  occurrence  and during the  continuance  of any
              ------
Event of Default, the Lenders are hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by any Lender to or for the credit or the account of the Borrower against any and all obligations of the Borrower now or hereafter existing under the Loan Documents, irrespective of whether or not any Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The Agent agrees to notify the Borrower promptly after any such setoff and application; provided, however, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of the Lenders under this Section are in addition to other rights and remedies (including other rights of setoff) that the Lenders may have.

         11.2 Ratable Payments.  If any Lender,  whether by setoff or otherwise,
              ----------------
has payment made to it upon its Loans (other than payments received pursuant to Section 2.18, 3.1 or 3.2) in a greater proportion than that received by any other Lender, such Lender agrees, promptly upon demand, to purchase a portion of the Loans held by the other Lenders so that after such purchase each Lender will hold its ratable proportion of Loans. If any Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligations or such amounts which may be subject to setoff, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders share in the benefits of such collateral ratably in proportion to their Loans. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made.

                                   ARTICLE 12

               BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS;
               --------------------------------------------------
                                 JOINING LENDERS
                                 ---------------

         12.1  Successors  and  Assigns.  The terms and  provisions  of the Loan
               ------------------------
Documents shall be binding upon and inure to the benefit of the Borrower and the Lenders and their respective successors and assigns, except that (i) the Borrower shall not have the right to assign its rights or obligations under the Loan Documents and (ii) any assignment by any Lender must be made in compliance with Section 12.3. Notwithstanding clause (ii) of this Section, any Lender may at any time, without the consent of the Borrower or the Agent, assign all or any portion of its rights under this Agreement and its Notes to a Federal Reserve Bank; provided, however, that no such assignment shall release the transferor Lender from its obligations hereunder. The Agent may treat the payee of any Note as the owner thereof for all purposes hereof unless and until such payee complies with Section 12.3 in the case of an assignment thereof or, in the case of any other transfer, a written notice of the transfer is filed with the Agent. Any assignee or transferee of a Note and each Joining Lender agrees by acceptance thereof to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the holder of any Note, shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note or Notes issued in exchange therefor.

         12.2     Participations.
                  --------------

                  (i)  Permitted  Participants;  Effect.  Any Lender may, in the
         ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Loan owing to such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender under the Loan Documents. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the holder of any such Note for all purposes under the Loan Documents, all amounts payable by the Borrower under this Agreement shall be determined as if such Lender had not sold such participating interests, and the Borrower and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents.

                  (ii) Voting Rights. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents other than any amendment, modification or waiver with respect to any Loan or Commitment in which such Participant has an interest which forgives principal, interest or fees or reduces the interest rate or fees payable with respect to any such Loan or Commitment, postpones any date fixed for any regularly-scheduled payment of principal of, or interest or fees on, any such Loan or Commitment, or releases any guarantor of any such Loan or any substantial amount of collateral securing any such Loan.

                  (iii) Benefit of Setoff. The Borrower agrees that each Participant shall be deemed to have the right of setoff provided in
         Section 11.1 in respect of its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents, provided that each Lender shall retain the right of setoff provided in Section 11.1 with respect to the amount of participating interests sold to each Participant. The Lenders agree to share with each Participant, and each Participant, by exercising the right of setoff provided in Section 11.1, agrees to share with each Lender, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with Section 11.2 as if each Participant were a Lender.

         12.3     Assignments.
                  -----------

                  (i)  Permitted  Assignments.  Any Lender may, in the  ordinary course of its business and in accordance with applicable law, at any time assign to one or more Eligible Institutions ("Purchasers") all or any part of its rights and obligations under the Loan Documents, provided, however, such assignments must be in a minimum amount at least equal to $5,000,000 (or such lesser amount as shall equal all of such Lender's interest in the Commitment (and/ or outstanding Loans under such Commitment) being assigned); provided, however, that if such Purchaser is a Lender or an Affiliate or an Approved Fund thereof, no minimum amount shall be applicable. Such assignment shall be substantially in the form of Exhibit C hereto or in such other form as may be agreed to by the parties thereto. The consent of the Borrower and the Agent shall be required prior to an assignment becoming effective with respect to a Purchaser which is not a Lender or an Affiliate or an Approved Fund thereof; provided, however, that if a Default has occurred and is continuing, the consent of the Borrower shall not be required. Such consents shall not be unreasonably withheld.

                  (ii) Effect; Effective Date. Upon (i) delivery to the Agent of a notice of assignment, substantially in the form attached as Exhibit I to Exhibit C hereto (a "Notice of Assignment"), together with any consents required by Section 12.3(i), and (ii) payment of a $3,000 fee to the Agent for processing such assignment, such assignment shall become effective on the effective date specified in such Notice of Assignment. The Notice of Assignment shall contain a representation by the Purchaser to the effect that it is an Eligible Institution. On and after the effective date of such assignment, such Purchaser shall for all purposes be a Lender party to this Agreement and any other Loan Document executed by the Lenders and shall have all the rights and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party hereto, and no further consent or action by the Borrower, the Lenders or the Agent shall be required to release the transferor Lender with respect to the percentage of the Aggregate Commitment and Loans assigned to such Purchaser. Upon the consummation of any assignment to a Purchaser pursuant to this Section 12.3(ii), the transferor Lender, the Agent and the Borrower shall make appropriate arrangements so that replacement Notes are issued to such transferor Lender and new Notes or, as appropriate, replacement Notes, are issued to such Purchaser, in each case in principal amounts reflecting their Commitment, as adjusted pursuant to such assignment.

         12.4     Joining Lenders.
                  ---------------

                  (i) Permitted Joining Lenders. At the request of the Borrower, one or more Eligible Institutions approved by the Agent (each, a "Joining Lender") shall become Lenders hereunder pursuant to a Joining Lender Agreement executed by each such Joining Lender and the Borrower and delivered to the Agent; provided, that (A) any such Joining Lender must have an Aggregate Commitment of at least $5,000,000 and (B) the addition of such Joining Lender's Commitment or Commitments will not cause the Maximum Aggregate Commitment to be exceeded.

                  (ii) Effect; Effective Date. Upon delivery to the Agent of a Joining Lender Agreement executed by a Joining Lender, the Agent and the Borrower, such agreement shall become effective on the effective date specified in such Joining Lender Agreement. The Joining Lender Agreement shall contain a representation by the Joining Lender to the effect that it is an Eligible Institution. On and after the effective date of such Joining Lender Agreement, such Joining Lender shall for all purposes be a Lender party to this Agreement and any other Loan Document executed by the Lenders and shall have all the rights and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party hereto. Upon the addition of any Joining Lender pursuant to this Section 12.4(ii), (A) the Borrower shall issue appropriate Note(s) to such Joining Lender to reflect its Commitment(s) and (B) the Agent shall forward to each Lender and the Borrower an updated Schedule 1.

         12.5 Dissemination of Information.  The Borrower authorizes each Lender
              ----------------------------
and the Agent to disclose to any Participant, Joining Lender or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a "Transferee") and any prospective Transferee any and all information in such Lender's possession concerning the creditworthiness of the Borrower and its Subsidiaries, provided that each prospective Transferee shall execute and deliver to the Agent a confidentiality agreement (in form and substance reasonably satisfactory to the Borrower and the Agent).

         12.6  Tax  Treatment.  (a) If any  interest  in any  Loan  Document  is
               --------------
transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of Sections 2.16 and 3.2.

         (b) The Borrower shall maintain, or cause to be maintained, a register (the "Tax Register") that, at the request of the Borrower (which request is hereby made), shall be kept by the Agent on behalf of the Borrower at the address to which notices to the Agent are to be sent hereunder, on which it enters the name of such Lender as the registered owner of each Registered Loan held by such Lender. A Registered Loan (and the Registered Note evidencing the same) may be assigned or otherwise transferred in whole or in part only by registration of such assignment or transfer on the Tax Register. Any assignment or transfer of all or part of a Registered Loan (and the Registered Note evidencing the same) may be effected by registration of such assignment or transfer on the Tax Register, together with the surrender of the Registered Note evidencing the same duly endorsed by (or accompanied by a written instrument of assignment or transfer duly executed by) the holder of such Registered Note, whereupon one or more new Registered Notes in the same aggregate principal amount shall be issued to the designated assignee(s) or transferee(s). The Tax Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

                                   ARTICLE 13

                                     NOTICES
                                     -------

         13.1 Giving Notice.  Except as otherwise  permitted by Section 2.7 with
              -------------
respect to notices regarding conversion or continuation of Advances, all notices and other communications provided to any party hereto under this Agreement or any other Loan Document shall be in writing or by facsimile and addressed or delivered to the Borrower and the Agent at their respective addresses set forth below its signature hereto and to each Lender at its address set forth on
Schedule 1 hereto or at such other address as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid, shall be deemed given when received; any notice, if transmitted by facsimile, shall be deemed given when transmitted (answerback confirmed in the case of telexes).

         13.2 Change of Address. The Borrower, the Agent and any Lender may each
              -----------------
change the address for service of notice upon it by a notice in writing to the other parties hereto.

                                   ARTICLE 14

                                  COUNTERPARTS
                                  ------------

         This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall be effective when it has been executed by the Borrower, the




Agent and the Lenders and each party has notified the Agent by telecopier or telephone, that it has taken such action.

         IN WITNESS WHEREOF, the Borrower, the Lenders and the Agent have executed this Agreement as of the date first above written.

                        PETCO ANIMAL SUPPLIES, INC.


                        By:/s/James M. Myers
                           -----------------------------
                        Print Name: James M. Myers
                        Title: Senior Vice President and
                               Chief Financial Officer

                        9125 Rehco Road
                        San Diego, California 92121
                        Attention: James M. Myers
                                   Senior Vice President and
                                   Chief Financial Officer

                        Telecopier: (619) 638-2154

                        UNION BANK OF CALIFORNIA, N.A.,
                        as Agent and a Lender

                        By: /s/ Myra Juetten
                            -----------------------------
                        Print Name: Myra Juetten
                        Title:  Vice President

                        By:  /s/ Bruce Breslau
                             -----------------------------
                        Print Name: Bruce Breslau
                        Title: Regional Vice President

                        530 "B" Street, 4th Floor
                        San Diego, California 92101-4407
                        Attention: Bruce A. Breslau
                                   Regional Vice President

                        Telecopier: (619) 230-3766






                        FLEET NATIONAL BANK,
                        as a Lender
                        By: /s/ Christopher J. Kampe
                            ------------------------------
                        Print Name:  Christopher J. Kampe
                        Title: Vice President





                         FLOATING RATE PORTFOLIO,
                         as a Lender

                         By: INVESCO Senior Secured
                             Management, Inc.,
                             as Attorney in Fact

                             By: /s/ Anne M. McCarthy
                                 -------------------------
                             Print Name:  Anne M. McCarthy
                             Title:  Authorized Signatory




                         THE ING CAPITAL SENIOR SECURED HIGH
                         INCOME FUND, L.P.,
                         as a Lender

                         By:      ING Capital Advisors, LLC,
                                  as Investment Advisor

                                  By: /s/ Michael J. Campbell
                                      ---------------------------
                                  Print Name:  Michael J. Campbell
                                  Title:  Senior Vice President &
                                            Portfolio Manager




                         KZH ING-2 LLC,
                         as a Lender

                         By:  /s/ Virginia Conway
                              -----------------------------
                         Print Name:  Virginia Conway
                         Title:  Authorized Agent





                         KZH ING-3 LLC,
                         as a Lender

                         By: /s/ Virginia Conway
                             ------------------------------
                         Print Name:  Virginia Conway
                         Title:  Authorized Agent





                         LASALLE BANK NATIONAL ASSOCIATION,
                         as a Lender

                         By: /s/ Carol Morse
                             -----------------------------
                         Print Name:  Carol Morse
                         Title:  1st Vice President





                         LONGLANE MASTER TRUST IV,
                         as a Lender

                         By:      BankBoston, N.A.,
                                  as Trust Administrator

                                  By: /s/ Kevin Kearns
                                      --------------------------
                                  Print Name:  Kevin Kearns
                                  Title:  Managing Director





                         U.S. BANK NATIONAL ASSOCIATION,
                         as a Lender

                         By: /s/ Janet Jordan
                             --------------------------
                         Print Name:  Janet E. Jordan
                         Title:  Vice President





                                   SCHEDULE 1

                     LENDERS AND APPLICABLE LENDING OFFICES

                                                                       Facility A                Facility B
    Lender & Applicable                        Revolving                 Term                      Term
     Lending Office                            Commitment              Commitment                Commitment
    -------------------                        ----------              ----------                ----------

Union Bank of California, N.A.               $18,421,052.63            $16,578,947.37            $30,000,000

530 "B" Street
4th Floor,

San Diego, CA 92101
Attn: Bruce A. Breslau
Fax: (619) 230-3766



Fleet National Bank                          $5,263,157.89             $4,736,842.11             $  0

One Federal Street
Boston, MA 02110

MA OF DO7I

Attn: Christopher Kampe
Fax: (617) 346-0689

Floating Rate Portfolio                      $0                        $0                        $5,000,000

c/o INVESCO Senior
 Secured Management,
 Inc.
1166 Avenue of the
 Americas

27th Floor
New York, NY 10036-2789
Attn: Anne McCarthy
Fax: (212) 278-9619

The ING Capital Senior                       $0                        $0                        $3,000,000
 Secured High Income
 Fund, L.P.

c/o ING Capital
 Advisors, LLC

333 S. Grand Avenue
Suite 4250
Los Angeles, CA 90071
Attn: Steve Gorski
Fax: (213) 346-3995


KZH ING-2 LLC                                $0                        $0                        $10,000,000

c/o The Chase Manhattan
 Bank

450 West 33rd Street
15th Floor
New York, NY 10001
Attn: Virginia Conway
Fax: (212) 946-7776

KZH ING-3 LLC                                $0                        $0                        $2,000,000

c/o The Chase Manhattan
 Bank

450 West 33rd Street
15th Floor
New York, NY 10001
Attn: Virginia Conway
Fax: (212) 946-7776

LaSalle Bank National Association            $13,157,894.74            $11,842,105.26            $  0

135 S. LaSalle Street
Suite 218
Chicago, IL 60603
Attn: Carol Morse
Fax: (312) 904-6469



LongLane Master Trust IV                     $0                        $0                        $5,000,000

c/o BankBoston, N.A., as
 Trust Administrator
100 Federal Street
Mail Stop 01-12-08
Boston, MA 02110
Attn: Matthew Rose
Fax: (617) 434-5617



U.S. Bank National Association               $13,157,894.74            $11,842,105.26            $  0

555 SW Oak Street, PL-4
Portland, OR 97204
Attn: Janet E. Jordan
Fax: (503) 275-5428




                                                  SCHEDULE 2

                                                 SUBSIDIARIES
                                               (See Section 5.8)




                                                                    Jurisdiction
Investment          Owned                   Percent                 of
  In                By                      Ownership               Organization
----------          -----                   ---------               ------------


International       Borrower                100%                    California
  Pet Supplies
  and
  Distribution,
  Inc.


Pet Concepts        Borrower                100%                    California
 International


Pet Nosh,           Borrower                100%                    New York
 Consolidated
 Co., Inc.


Petco               Borrower                100%                    California
 Southwest, Inc.


Petco               Borrower                1%*                     California
 Southwest, L.P.


PM Management       Borrower                100%                    California
 Incorporated


17187 Yukon         Borrower                100%                    Yukon
                                                               Territory, Canada


* The Borrower has 1% ownership of Petco Southwest, L.P. as general partner. Petco Southwest, Inc. has 99% percent ownership as limited partner.



Shareholder Agreements and/or Management Agreements

None



                                   SCHEDULE 3

                                      DEBT

                                      None